                                                                    EXHIBIT 99.2





                      AGREEMENT AND PLAN OF REORGANIZATION



                         FRANKLIN BANCORPORATION, INC.
                     BB&T FINANCIAL CORPORATION OF VIRGINIA
                                      AND
                                BB&T CORPORATION

                               TABLE OF CONTENTS

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
ARTICLE I
         DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE II
         THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         2.1     Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 ------
         2.2     Filing; Plan of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 ----------------------
         2.3.    Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 --------------
         2.4     Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 -------
         2.5     Effect of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 ----------------
         2.6     Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 ------------------
         2.7     Merger Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 --------------------
         2.8     Conversion of Shares; Payment of Merger Consideration  . . . . . . . . . . . . . . . . . . . . . . . . 8
                 -----------------------------------------------------
         2.9     Conversion of Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 ---------------------------
         2.10    Merger of Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 --------------------
         2.11    Anti-Dilution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 -------------

ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF FRANKLIN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         3.1     Capital Structure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 -----------------
         3.2     Organization, Standing and Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 ------------------------------------
         3.3     Ownership of Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 --------------------------
         3.4     Organization, Standing and Authority of the Subsidiaries . . . . . . . . . . . . . . . . . . . . . .  11
                 --------------------------------------------------------
         3.5     Authorized and Effective Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 ----------------------------------
         3.6     Securities Filings; Statements True  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 -----------------------------------
         3.7     Minute Books . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 ------------
         3.8     Adverse Change; Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 --------------------------------------------------
         3.9     Labor Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 ---------------
         3.10    Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 ----------
         3.11    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 ---------------------
         3.12    Loans; Allowance for Loan Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 --------------------------------
         3.13    Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 -----------
         3.14    Employees; Compensation; Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 --------------------------------------
         3.15    Certain Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 -----------------
         3.16    Legal Proceedings; Regulatory Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 ---------------------------------------
         3.17    Compliance with Laws; Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 -----------------------------
         3.18    Brokers and Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 -------------------
         3.19    Repurchase Agreements; Derivatives . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 ----------------------------------
         3.20    Deposit Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 ----------------
         3.21    Related Party Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 --------------------------
         3.22    Certain Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 -------------------

         3.23    Accounting; Tax and Regulatory Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 --------------------------------------
         3.24    State Takeover Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 -------------------
         3.25    Fairness Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 ----------------

ARTICLE IV
         REPRESENTATIONS AND WARRANTIES
         OF BB&T AND BB&T FINANCIAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.1     Capital Structure of BB&T  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 -------------------------
         4.2     Organization, Standing and Authority of BB&T . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 --------------------------------------------
         4.3     Authorized and Effective Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 ----------------------------------
         4.4     Organization, Standing and Authority of BB&T Subsidiaries and BB&T Financial . . . . . . . . . . . .  25
                 ----------------------------------------------------------------------------
         4.5     Securities Documents; Statements True  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 -------------------------------------
         4.6     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 --------------------
         4.7     Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 --------------
         4.8     Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 ----------------------------------
         4.9     Compliance with Laws; Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 -----------------------------
         4.10    Certain Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 -------------------
         4.11    Accounting; Tax and Regulatory Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 --------------------------------------
         4.12    Share Ownership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 ---------------

ARTICLE V
         COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.1     Franklin Shareholder Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 ----------------------------
         5.2     Registration Statement; Proxy Statement/Prospectus . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 --------------------------------------------------
         5.3     Plan of Merger; Reservation of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 -------------------------------------
         5.4     Additional Acts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 ---------------
         5.5     Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 ------------
         5.6     Certain Accounting Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 --------------------------
         5.7     Access to Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 ---------------------
         5.8     Press Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 --------------
         5.9     Forbearances of Franklin . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 ------------------------
         5.10    Employment Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 ---------------------
         5.11    Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 ----------
         5.12    Section 401(k) Plan; Employee Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 --------------------------------------
         5.13    Directors and Officers Protection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 ---------------------------------
         5.14    Forbearances of BB&T . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 --------------------
         5.15    Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 -------
         5.16    Exchange Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 ----------------
         5.17    Board for Metropolitan Washington Region . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 ----------------------------------------

ARTICLE VI
         CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.1     Conditions Precedent - BB&T and Franklin . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 ----------------------------------------
         6.2     Conditions Precedent - Franklin  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 -------------------------------
         6.3     Conditions Precedent - BB&T  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 ---------------------------

ARTICLE VII
         TERMINATION, DEFAULT, WAIVER AND AMENDMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         7.1     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 -----------
         7.2     Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 ---------------------
         7.3     Survival of Representations, Warranties and Covenants  . . . . . . . . . . . . . . . . . . . . . . .  43
                 -----------------------------------------------------
         7.4     Default; Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 -----------------
         7.5     Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 ------
         7.6     Amendment or Supplement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 -----------------------

ARTICLE VIII
         MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         8.1     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 --------
         8.2     Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 ----------------
         8.3     No Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 -------------
         8.4     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 -------
         8.5     Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 --------
         8.6     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 ------------
         8.7     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 -------------
         8.8     State Law and District of Columbia . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 ----------------------------------
         8.9     Arbitration of Disputes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 -----------------------


EXHIBIT "A"

                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement"), dated as of December ____, 1997, is among FRANKLIN BANCORPORATION, INC. ("Franklin"), a Delaware corporation having its principal office at Washington, D.C., BB&T FINANCIAL CORPORATION OF VIRGINIA, a Virginia corporation having its principal office at Virginia Beach, Virginia ("BB&T Financial"), and BB&T CORPORATION ("BB&T"), a North Carolina corporation having its principal office at Winston-Salem, North Carolina;

                                R E C I T A L S:

         The parties desire that Franklin shall be merged with and into BB&T Financial (said transaction being hereinafter referred to as the "Merger") pursuant to a plan of merger (the "Plan of Merger") substantially in the form set forth in Articles of Merger attached as Annex A hereto ("Articles of Merger"), and the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby.

                 NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

                 1.1      Definitions

         When used herein, the capitalized terms set forth below shall have the following meanings:

         "Bank Holding Company Act" shall mean the Federal Bank Holding Company Act of 1956, as amended.

         "BB&T Common Stock" shall mean the shares of voting common stock, par value $5.00 per share, of BB&T, with rights attached issued pursuant to Rights Agreement dated December 17, 1996 between BB&T and Branch Banking and Trust Company, Rights Agent.

         "BB&T Option Agreement" shall mean the Stock Option Agreement dated as of even date herewith under which BB&T has an option to purchase shares of Franklin, as amended from time to time, which shall be executed immediately following execution of this Agreement.

         "BB&T Subsidiaries" shall mean all Subsidiaries of BB&T at the Effective Time which are bank holding companies, banks or savings banks.

         "Business Day" shall mean all days other than Saturdays, Sundays and Federal Reserve holidays.

         "Closing Date" shall mean the date specified pursuant to Section 2.4 as the date on which the parties hereto shall close the transactions contemplated herein.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Commission" shall mean the Securities and Exchange Commission.

         "CRA" shall mean the Community Reinvestment Act of 1977, as amended.

         "DGCL" shall mean the Delaware General Corporation Law.

         "Disclosed" shall mean disclosed in the Franklin Disclosure Memorandum, referencing the Section number herein pursuant to which such disclosure is being made.

         "Effective Time" shall mean the time specified in Section 2.3 as the Effective Time of the Merger.

         "Environmental Claim" means any written notice from any governmental authority or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup or remediation costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based upon, or resulting from a violation of the Environmental Laws or the presence or release into the environment of any Materials of Environmental Concern.

         "Environmental Laws" means all written applicable federal, state and local laws and regulations, as amended, relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., and other laws and regulations relating to emissions, discharges, releases, or threatened releases of any Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Materials of Environmental Concern.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "FDIC" shall mean the Federal Deposit Insurance Corporation.

         "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

         "Financial Statements" shall mean (a) with respect to BB&T, (i) the consolidated balance sheets (including related notes and schedules, if any) of BB&T as of December 31, 1996, 1995, and 1994, and the related consolidated statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) for each of the three years ended December 31, 1996, 1995, and 1994, as filed by BB&T in Securities Documents and (ii) the consolidated balance sheets of BB&T (including related notes and schedules, if any) and the related consolidated statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) included in Securities Documents filed by BB&T with respect to periods ended subsequent to December 31, 1996, and (b) with respect to Franklin, (i) the consolidated balance sheets (including related notes and schedules, if any) of Franklin as of December 31, 1996, 1995, and 1994, and the related consolidated statements of income, changes in shareholders' equity and cash flows (including related notes and schedules, if any) for each of the three years ended December 31, 1996, 1995, and 1994 as filed by Franklin in Securities Documents and (ii) the consolidated balance sheets of Franklin (including related notes and schedules, if any) and the related consolidated statements of income, changes in shareholders' equity and cash flows (including related notes and schedules, if any) included in Securities Documents filed by Franklin with respect to periods ended subsequent to December 31, 1996.

         "Franklin Common Stock" shall mean the shares of voting common stock, par value $0.10 per share, of Franklin.

         "Franklin Disclosure Memorandum" shall mean the written information in one or more documents, each of which is entitled "Franklin Disclosure Memorandum" and dated on or before the date of this Agreement and delivered not later than fifteen days after the execution of this Agreement by Franklin to BB&T, and describing in reasonable detail the matters contained therein. Each disclosure made therein shall be in existence on the date of this Agreement and shall specifically reference each Section of this Agreement under which such disclosure is made.

         "Franklin Subsidiaries" shall mean the Subsidiaries of Franklin, which shall include any corporation, bank, savings association, or other organization acquired as a Subsidiary of Franklin in the future and held as a Subsidiary by Franklin at the Effective Time.

         "Material Adverse Effect" on BB&T or Franklin shall mean an event, change, or occurrence which, individually or together with any other event, change or occurrence, (i) has a material adverse effect on the financial condition, results of operations, business or business prospects of BB&T and the BB&T Subsidiaries taken as a whole, or Franklin and the Franklin Subsidiaries taken as a whole, or (ii) materially impairs the ability of BB&T, BB&T Financial or Franklin to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement; provided that "Material Adverse Effect" shall not be deemed to include the impact of

(a) actions and omissions of BB&T, BB&T Financial or Franklin taken with the prior informed consent of the other in contemplation of the transactions contemplated hereby, and (b) the direct effects of compliance with this Agreement on the operating performance of the parties, including expenses incurred by the parties in consummating the transactions contemplated by this Agreement.

         "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

         "NYSE" shall mean the New York Stock Exchange, Inc.

         "OCC" shall mean the Office of the Comptroller of the Currency.

         "Proxy Statement/Prospectus" shall mean the proxy statement and prospectus, together with any supplements thereto, sent to shareholders of Franklin to solicit their votes in connection with this Agreement and the Plan of Merger.

         "Registration Statement" shall mean the registration statement of BB&T with respect to the BB&T Common Stock to be issued in the Merger as declared effective by the Commission under the Securities Act.

         "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests (other than rights pursuant to the Rights Agreement described under the definition of "BB&T Common Stock"), and stock appreciation rights, performance units and similar stock-based rights whether or not they obligate the issuer thereof to issue stock or other securities or to pay cash.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Securities Documents" shall mean all reports, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws, including but not limited to periodic and other reports filed pursuant to Section 13 of the Exchange Act.

         "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939 as amended; and the rules and regulations of the Commission promulgated thereunder.

         "Stock Option" shall mean, collectively, any option granted under the Stock Option Plans and unexercised on the date hereof to acquire shares of Franklin Common Stock, aggregating 721,919 shares.

         "Stock Option Plans" shall mean Franklin's Second Amended and Restated Stock Option Plan, 1997 Employee Stock Option Plan and Nondiscretionary Stock Option Plan.

         "Subsidiaries" shall mean all those corporations, associations, or other business entities of which the entity in question either owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (in determining whether one entity owns or controls 50% or more of the outstanding equity securities of another, equity securities owned or controlled in a fiduciary capacity shall be deemed owned and controlled by the beneficial owner).

         "TILA" shall mean the Truth in Lending Act, as amended.

         "VSCA" shall mean the Virginia Stock Corporation Act, as amended.

                 1.2      Terms Defined Elsewhere

                 The capitalized terms set forth below are defined in the following sections:

                 Agreement                                  Introduction
                 Articles of Merger                         Recitals
                 BB&T                                       Introduction
                 BB&T Financial                             Introduction
                 BB&T Financial Actions                     Section 4.3(a)
                 BB&T Option Plan                           Section 2.9
                 Closing                                    Section 2.4
                 Closing Date                               Section 2.4
                 Closing Value                              Section 7.1(h)
                 Constituent Corporations                   Section 2.1
                 Determination Date                         Section 7.1(h)
                 Effective Time                             Section 2.3
                 Employment Agreements                      Section 5.10
                 Exchange Ratio                             Section 2.7
                 Franklin                                   Introduction
                 Index Group                                Section 7.1(h)
                 Index Price                                Section 7.1(h)
                 Merger                                     Recitals
                 Merger Consideration                       Section 2.7
                 PBGC                                       Section 3.14(b)(iv)
                 Plan                                       Section 3.14(b)(i)
                 Plan of Merger                             Recitals
                 Starting Date                              Section 7.1(h)
                 Surviving Corporation                      Section 2.1(a)

                                   ARTICLE II
                                   THE MERGER

2.1      Merger

         BB&T Financial and Franklin are constituent corporations (the "Constituent Corporations") to the Merger as contemplated by the DGCL. At the Effective Time:

         (a) Franklin shall be merged with and into BB&T Financial in accordance with the applicable provisions of the DGCL and the VSCA, with BB&T Financial being the surviving corporate entity (hereinafter sometimes referred to as the "Surviving Corporation").

         (b) The separate existence of Franklin shall cease and the Merger shall in all respects have the effect provided in Section 2.5.

         (c) The Articles of Incorporation of BB&T Financial at the Effective Time shall become the Articles of Incorporation of the Surviving Corporation.

         (d) The Bylaws of BB&T Financial at the Effective Time shall become the Bylaws of the Surviving Corporation.

2.2      Filing; Plan of Merger

         The Merger shall not become effective unless this Agreement and the Plan of Merger are duly adopted by the respective Boards of Directors of the Constituent Corporations and approved by shareholders holding the requisite number of shares of each of Franklin and BB&T Financial. Upon fulfillment or waiver of the conditions specified in Article VI and provided that this Agreement has not been terminated pursuant to Article VII, the Constituent Corporations will cause the Articles of Merger to be certified, executed, acknowledged and filed with the Delaware Department of State as provided in
Section 8-252 of the DGCL, and the Virginia State Corporation Commission as provided in Section 13.1-720 of the VSCA. The Plan of Merger is incorporated herein by reference, and adoption of this Agreement by the Boards of Directors of the Constituent Corporations and approval by the shareholders of the Constituent Corporations shall constitute adoption and approval of the Plan of Merger.

2.3.     Effective Time

         The Merger shall be effective at the day and hour specified in the Articles of Merger filed with the Delaware Department of State (herein sometimes referred to as the "Effective Time").

2.4      Closing

         The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Womble Carlyle Sandridge & Rice, PLLC, Winston-Salem, North Carolina, at 10:00 a.m. on the last Business Day of the month (or first Business Day of the next month) which next follows by at least ten days the satisfaction of the conditions to Closing set forth in
Article VI, or such later date as the parties may otherwise agree (the "Closing Date").

2.5      Effect of Merger

         From and after the Effective Time, the Merger shall have the effect described in Section 8-259 of the DGCL.

2.6      Further Assurances

         If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other actions are necessary, desirable or proper to vest, perfect or confirm of record or otherwise, in the Surviving Corporation, the title to any property or rights of the Constituent Corporations acquired or to be acquired by reason of, or as a result of, the Merger, the Constituent Corporations agree that such Constituent Corporations and their proper officers and directors shall and will execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors of the Surviving Corporation are fully authorized and directed in the name of the Constituent Corporations or otherwise to take any and all such actions.

2.7      Merger Consideration

         As used herein, the term "Merger Consideration" shall mean the whole shares of BB&T Common Stock to be exchanged for each share of Franklin Common Stock issued and outstanding as of the Effective Time and cash (without interest) to be payable in exchange for any fractional share of BB&T Common Stock which would otherwise be exchanged for a share of Franklin Common Stock, determined as follows:

         (a) The number of shares of BB&T Common Stock to be issued in exchange for each issued and outstanding share of Franklin Common Stock shall be in the ratio as set forth on Exhibit "A" (the "Exchange Ratio") attached hereto and incorporated herein by reference based on the Closing Value as defined in Section 7.1(h).

         (b) The amount of cash payable with respect to any fractional share of BB&T Common Stock shall be determined by multiplying the fractional part of such share by the closing price per share of BB&T Common Stock on the NYSE Composite Transactions List (as reported by The Wall

Street Journal -- Eastern Edition) of the last trade of BB&T Common Stock on the trading day immediately preceding the Effective Time. No person will be entitled to dividends, voting rights or any other rights as a BB&T shareholder in respect of any fractional share.

2.8      Conversion of Shares; Payment of Merger Consideration

         (a) At the Effective Time, by virtue of the Merger and without any action on the part of Franklin or the holders of record of Franklin Common Stock, each share of Franklin Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and shall represent the right to receive, upon surrender of the certificate representing such share of Franklin Common Stock (as provided in paragraph (d) below), the Merger Consideration.

         (b) Each share of the common stock of BB&T Financial issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding.

         (c) Until surrendered, each outstanding certificate which prior to the Effective Time represented one or more shares of Franklin Common Stock shall be deemed upon the Effective Time for all purposes to represent only the right to receive the Merger Consideration. No interest will be paid or accrued on the Merger Consideration upon the surrender of the certificate or certificates representing shares of Franklin Common Stock. With respect to any certificate for Franklin Common Stock that has been lost or destroyed, BB&T shall pay the Merger Consideration attributable to such certificate upon receipt of a surety bond or other adequate indemnity as required in accordance with BB&T's standard policy, and evidence reasonably satisfactory to BB&T of ownership of the shares represented thereby. After the Effective Time, no transfer of the shares of Franklin Common Stock outstanding immediately prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation.

         (d) Promptly after the Effective Time, BB&T shall cause to be delivered or mailed to each Franklin shareholder a form of letter of transmittal and instructions for use in effecting the surrender of the certificates which, immediately prior to the Effective Time, represented any shares of Franklin Common Stock in exchange for the Merger Consideration. Upon surrender of such certificates or other evidence of ownership meeting the requirements of Section 2.8(c), together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably requested, BB&T shall promptly cause the transfer to the persons entitled thereto of the Merger Consideration.

         (e) The Surviving Corporation shall pay any dividends or other distributions with a record date prior to the Effective Time which have been declared or made by Franklin in respect of shares of Franklin Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. To the extent permitted by law, former shareholders of record of Franklin shall be entitled to vote after the Effective Time at any meeting of BB&T shareholders the number of whole shares of BB&T Common Stock into which their respective shares of Franklin Common Stock are converted, regardless of whether such holders have exchanged their certificates representing Franklin Common Stock for certificates representing BB&T Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by BB&T on the BB&T Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of BB&T Common Stock issuable pursuant to this Agreement, but after the Effective Time no dividend or other distribution payable to the holders of record of BB&T Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing Franklin Common Stock until such holder surrenders such certificate for exchange as provided in this Section 2.8. Upon surrender of such certificate, both the BB&T Common Stock certificate and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such certificate.

2.9      Conversion of Stock Options

         At the Effective Time, each Stock Option then outstanding (and which by its terms does not lapse on or before the Effective Time), whether or not then exercisable, shall be converted into and become an option under the BB&T 1995 Omnibus Stock Incentive Plan or successor plan thereto (the "BB&T Option Plan"), and shall be governed by the terms and conditions of the BB&T Option Plan. In making such conversion, (i) the number of shares of BB&T Common Stock subject to each such Stock Option shall be the number of whole shares of BB&T (omitting any fractional share) determined by multiplying the number of shares of Franklin Common Stock subject to such Stock Option immediately prior to the Effective Time by the Exchange Ratio, and (ii) the per share exercise price under each such Stock Option shall be adjusted by dividing the per share exercise price under each such Stock Option by the Exchange Ratio and rounding up to the nearest cent. In addition, each such Stock Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Code, and the Regulations promulgated thereunder, so as to continue as an incentive stock option under Section 424(a) of the Code, and so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Code. BB&T and Franklin agree to take all necessary steps to effectuate the foregoing provisions of this Section 2.9. Each grant of a converted option to any individual who subsequent to the Merger will be a director or officer of BB&T as construed under Rule 16b-3 shall, as a condition to such conversion, be approved in accordance with the provisions of Rule 16b-3. As soon as practicable following the Effective Time, BB&T shall deliver to the participants receiving converted options under the BB&T Option Plan an appropriate notice setting forth such participant's rights pursuant thereto. BB&T has reserved and shall continue to reserve under the BB&T Option Plan adequate shares of BB&T Common Stock for delivery upon exercise of any such converted options. As soon as practicable after the Effective Time, if it has not already done so, BB&T shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of BB&T Common Stock subject to Stock Options and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, BB&T shall administer the Stock Option Plan assumed pursuant to this Section 2.9 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent necessary to preserve for such individuals the benefits of Rule 16b-3 to the extent such benefits were available to them prior to the Effective Time. Franklin hereby represents that the Stock Option Plan in its current form complies with Rule 16b-3 to the extent, if any, required as of the date hereof.

2.10     Merger of Subsidiary

         In the event that BB&T shall request, Franklin shall take such actions, and shall cause the Franklin Subsidiaries to take such actions, as may be required in order to effect, at the Effective Time, the merger of one or more of the Franklin Subsidiaries with and into, in each case, one of the BB&T Subsidiaries.

2.11     Anti-Dilution

         In the event BB&T changes the number of shares of BB&T Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or other similar recapitalization, and the record date thereof (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Merger Consideration and the number of shares of BB&T Common Stock into which any Stock Option is converted (as provided in Section 2.9) shall be proportionately adjusted.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF FRANKLIN

         Except as otherwise Disclosed, Franklin represents and warrants to BB&T as follows (no representation or warranty herein of Franklin shall be deemed to be inaccurate unless the inaccuracy would permit BB&T to refuse to consummate the Merger under the applicable standard set forth in Section 6.3(a)):

3.1      Capital Structure

         The authorized capital stock of Franklin consists of 25,000,000 shares of Franklin Common Stock, par value $0.10 per share. No other classes of capital stock of Franklin are authorized. As of the date hereof, 6,630,975 shares of Franklin Common Stock are issued and outstanding, and no other shares of capital stock of Franklin, common or preferred, are issued and outstanding. All outstanding shares of Franklin Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. No shares of capital stock have been reserved for any purpose, except for (i) shares of Franklin Common Stock reserved in connection with the Stock Option Plans, and (ii) 1,319,564 shares of Franklin Common Stock in connection with the BB&T Option Agreement. Franklin has granted options to acquire 721,919 shares of Franklin Common Stock under the Stock Option Plans. Except as set forth herein, there are no Rights authorized, issued or outstanding with respect to the capital stock of Franklin. Holders of Franklin Common Stock do not have preemptive rights.

3.2      Organization, Standing and Authority

         Franklin is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets. Franklin is qualified to do business in the District of Columbia, and Franklin has not failed to qualify to do business in any other state of the United States or foreign jurisdiction where such failure would have a Material Adverse Effect.

3.3      Ownership of  Subsidiaries

         Section 3.3 of the Franklin Disclosure Memorandum lists all of the Franklin Subsidiaries and, with respect to each, its jurisdiction of organization, jurisdictions in which it is qualified or otherwise licensed to conduct business, the number of shares or ownership interests owned by Franklin (directly or indirectly), and the percentage ownership interest so owned by Franklin. The outstanding shares of capital stock or other equity interests of the Franklin Subsidiaries are validly issued and outstanding, fully paid and nonassessable, and all such shares are directly or indirectly owned by Franklin free and clear of all liens, claims and encumbrances or preemptive rights of any person. No Rights are authorized, issued or outstanding with respect to the capital stock or other equity interests of the Franklin Subsidiaries, and there are no agreements, understandings or commitments relating to the right of Franklin to own, to vote or to dispose of said interests. None of the shares of capital stock or other equity interests of the Franklin Subsidiaries has been issued in violation of the preemptive rights of any person. Section 3.3 of the Franklin Disclosure Memorandum also lists all shares of capital stock or other securities or ownership interests of any corporation, partnership, joint venture, or other organization owned by Franklin, directly or indirectly (except for securities owned in a fiduciary capacity).

3.4      Organization, Standing and Authority of the Subsidiaries

         Each Franklin Subsidiary which is a depository institution is a federally chartered national banking association and its deposits are insured by the FDIC. Each of the Franklin Subsidiaries is validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Franklin Subsidiaries has full power and authority to carry on its business as now conducted, and is duly qualified to do business in each jurisdiction Disclosed with respect to it except where the failure to be so qualified would not have a Material Adverse Effect. No Franklin Subsidiary is required to be qualified to do business in any other jurisdiction, or is engaged in any activities that have not been Disclosed except where the failure to be so qualified would not have a Material Adverse Effect.

3.5      Authorized and Effective Agreement

         (a) Franklin has all requisite corporate power and authority to enter into and (subject to receipt of all necessary governmental approvals and the receipt of approval of the Franklin shareholders of this Agreement and the Plan of Merger) to perform all of its obligations under this Agreement, the Articles of Merger and the BB&T Option Agreement. The execution and delivery of this Agreement, the Articles of Merger and the BB&T Option Agreement, and consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action in respect thereof except, in the case of this Agreement and the Plan of Merger, the approval of Franklin shareholders pursuant to and to the extent required by applicable law. This Agreement and the Plan of Merger constitute legal, valid and binding obligations of Franklin, and each is enforceable against Franklin in accordance with its terms, in each such case subject to (i) bankruptcy, fraudulent transfer, insolvency, moratorium, reorganization, conservatorship, receivership, or other similar laws from time to time in effect relating to or affecting the enforcement of rights of creditors of FDIC insured institutions or the enforcement of creditors' rights generally; and (ii) general principles of equity (whether applied in a court of law or in equity), and except that the availability of equitable remedies or injunctive relief is within the discretion of the appropriate court.

         (b) Neither the execution and delivery of this Agreement, the Articles of Merger or the BB&T Option Agreement, nor consummation of the transactions contemplated hereby or thereby, nor compliance by Franklin with any of the provisions hereof or thereof, shall (i) conflict with or result in a breach of any provision of the articles of incorporation or by-laws of Franklin or similar organizational instruments of any Franklin Subsidiary, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Franklin or any Franklin Subsidiary pursuant to, any note, bond, mortgage, indenture, license, permit, contract, agreement or other instrument or obligation, or (iii) subject to receipt of all required governmental approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Franklin or any Franklin Subsidiary.

         (c) Other than filings contemplated by Section 2.2 and consents required from regulatory authorities as provided in Section 5.4(b), no notice to, filing with, or consent of, any public body or authority is necessary for the consummation by Franklin of the Merger and the other transactions contemplated in this Agreement.

3.6      Securities Filings; Statements True

         (a) Franklin has timely filed all Securities Documents required by the Securities Laws since January 1, 1994. Franklin shall Disclose to BB&T a true and complete copy of each Securities Document filed by Franklin with the Commission after January 1, 1994 and prior to the date hereof, which are all of the Securities Documents that Franklin was required to file during such period. As of their respective dates of filing, such Securities Documents complied with the Securities Laws as then in effect, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) The Financial Statements of Franklin fairly present or will fairly present, as the case may be, the consolidated financial position of Franklin and the Franklin Subsidiaries as of the dates indicated and the consolidated results of operations, changes in shareholders' equity and statements of cash flows for the periods then ended (subject, in the case of unaudited interim statements, to the absence of notes and to normal year-end audit adjustments that are not material in amount or effect) in conformity with U.S. generally accepted accounting principles applicable to financial institutions applied on a consistent basis.

         (c) No statement, certificate, instrument or other writing furnished or to be furnished hereunder by Franklin or any Franklin Subsidiary to BB&T contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.7      Minute Books

         The minute books of Franklin and each of the Franklin Subsidiaries contain or will contain at Closing legally sufficient records of all meetings and other corporate actions of its shareholders and Board of Directors (including committees of its Board of Directors).

3.8      Adverse Change; Absence of Undisclosed Liabilities

         Since December 31, 1996, Franklin and the Franklin Subsidiaries have not incurred any liability except as disclosed in the most recent Franklin Financial Statements, or entered into any transactions with affiliates, in each case other than in the ordinary course of business consistent with past practices, nor has there been any adverse change or any event involving a prospective adverse change in the business, financial condition or results of operations of Franklin or any of the Franklin Subsidiaries. All liabilities (including contingent liabilities) of Franklin and the Franklin Subsidiaries are disclosed in the most recent Financial Statements of Franklin or were incurred in the ordinary course of its business since the date of Franklin's most recent Financial Statements.

3.9      Labor Relations

         Neither Franklin nor any Franklin Subsidiary is the subject of any claim or allegation that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is Franklin or any Franklin Subsidiary party to any collective bargaining agreement. There is no strike or other labor dispute involving Franklin or any Franklin Subsidiary, pending or threatened, or to the best knowledge of Franklin, is there any activity involving any employees of Franklin or any Franklin Subsidiary seeking to certify a collective bargaining unit or engaging in any other organization activity.

3.10     Properties

         (a) Franklin and the Franklin Subsidiaries have good and marketable title, free and clear of all liens, encumbrances, charges, defaults or equitable interests, to all of the properties and assets, real and personal, reflected on the consolidated balance sheet included in the Financial Statements of Franklin as of December 31, 1996 or acquired after such date, except (i) liens for current taxes not yet due and payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent, (iv) dispositions and encumbrances for adequate consideration in the ordinary course of business and
(v) capital leases reflected on the most recent Franklin Financial Statements or entered into thereafter in the ordinary course of business.

         (b) All leases and licenses pursuant to which Franklin or any Franklin Subsidiary, as lessee or licensee, leases or licenses rights to real or personal property, are valid and enforceable in accordance with their respective terms.

3.11     Environmental Matters

         (a) Franklin and the Franklin Subsidiaries are in compliance with all Environmental Laws. Neither Franklin nor any Franklin Subsidiary has received any written communication alleging that Franklin or the Franklin Subsidiary is not in such compliance, and there are no present circumstances that would prevent or interfere with the continuation of such compliance.

         (b) Neither Franklin nor any Franklin Subsidiary has received written notice of any pending, there are no pending, and to the best knowledge of Franklin there are no conditions or facts existing which might reasonably be expected to result in, legal, administrative, arbitral or other proceedings asserting Environmental Claims or other claims, causes of action or governmental investigations of any nature arising under any Environmental Laws upon (i) Franklin or any Franklin Subsidiary, (ii) any person or entity whose liability for any Environmental Claim Franklin or any Franklin Subsidiary has retained or assumed, either contractually or by operation of law, (iii) any real or personal property owned or leased by Franklin or any Franklin Subsidiary, or any real or personal property which Franklin or any Franklin Subsidiary has managed or supervised or participated in the management of, or
(iv) any real or personal property in which Franklin or any Franklin Subsidiary holds a security interest securing a loan recorded on the books of Franklin or any Franklin Subsidiary. Neither Franklin nor any Franklin Subsidiary is subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

         (c) Franklin and the Franklin Subsidiaries are in compliance with all recommendations contained in all environmental audits, analyses and surveys, if any, known to Franklin relating to all real and personal property owned or leased by Franklin or any Franklin Subsidiary and all real and personal property which Franklin or any Franklin Subsidiary has or is judged to have managed or supervised or participated in the management thereof.

3.12     Loans; Allowance for Loan Losses

         (a) All of the loans on the books of Franklin and the Franklin Subsidiaries are valid and properly documented, and were made in the ordinary course of business. Neither the terms of such loans, nor any of the loan documentation, nor the manner in which such loans have been administered and serviced, violates any federal, state or local law, rule, regulation or ordinance applicable thereto, including without limitation, the TILA, Regulations O and Z of the Federal Reserve Board, the CRA, the Equal Credit Opportunity Act, as amended, and state laws, rules and regulations relating to consumer protection, installment sales and usury.

         (b) The allowances for loan losses reflected on the consolidated balance sheets included in the Financial Statements of Franklin are, or will be in the opinion of Franklin's management adequate as of their respective dates under the requirements of U.S. generally accepted accounting principles and applicable regulatory requirements and guidelines as they apply to banks and bank holding companies, to provide for losses on outstanding loans (including accrued interest receivable) net of recoveries.

3.13     Tax Matters

         (a) Franklin and the Franklin Subsidiaries and each of their predecessors have timely filed (or requests for extensions have been timely filed and any such extensions have been granted and have not expired) all federal, state and local (and, if applicable, foreign) tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns, and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all taxes for any subsequent periods ending on or prior to the Effective Time. Neither Franklin nor any Franklin Subsidiary will have any liability for any such taxes in excess of the amounts so paid or reserves or accruals so established. Franklin and the Franklin Subsidiaries have paid, or where payment is not required to have been made have set up an adequate reserve or accrual for payment of, all taxes required to be paid or accrued for the preceding or current fiscal year for which a return is not yet due.

         (b) Except as Disclosed, all federal, state and local (and, if applicable, foreign) tax returns filed by Franklin and the Franklin Subsidiaries are complete and accurate. Neither Franklin nor any Franklin Subsidiary is delinquent in the payment of any tax, assessment or governmental charge. No deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against Franklin or any Franklin Subsidiary which have not been settled and paid. There are currently no agreements in effect with respect to Franklin or any Franklin Subsidiary to extend the period of limitations for the assessment or collection of any tax. No audit examination or deficiency or refund litigation with respect to such returns is pending.

         (c) Deferred taxes have been provided for in accordance with U.S. generally accepted accounting principles consistently applied.

         (d) Neither Franklin nor any of the Franklin Subsidiaries is a party to any tax allocation or sharing agreement, and none has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was Franklin) or has any liability for taxes of any person (other than Franklin and the Franklin Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor or by contract or otherwise.

         (e) Each of Franklin and the Franklin Subsidiaries is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and tax withholding requirements under federal, state, and local tax laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code.

         (f) None of Franklin or the Franklin Subsidiaries has made any payments, is obligated to make any payments, or is a party to any contract that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Code.

3.14     Employees; Compensation; Benefit Plans

         (a) Compensation. Franklin shall have Disclosed a complete and correct list of the name, age, position, rate of compensation and any incentive compensation arrangements, bonuses or commissions or fringe or other benefits, whether payable in cash or in kind, of each director, shareholder, independent contractor, consultant and agent of Franklin and of each Franklin Subsidiary and each other person (other than an employee as such) to whom Franklin or any Franklin Subsidiary pays or provides, or has an obligation, agreement (written or unwritten), policy or practice of paying or providing, retirement, health, welfare or other benefits of any kind or description whatsoever.

         (b)     Employee Benefit Plans.

                          (i) Franklin shall have Disclosed an accurate and complete list of all Plans, as defined below, contributed to, maintained or sponsored by Franklin or any Franklin Subsidiary, to which Franklin or any Franklin Subsidiary is obligated to contribute or has any liability or potential liability, whether direct or indirect, including all Plans contributed to, maintained or sponsored by each member of the controlled group of corporations, within the meaning of Sections 414(b), 414(c), 414(m) and 414(o) of the Code, of which Franklin or any Franklin Subsidiary is a member. For purposes of this

                 Agreement, the term "Plan" shall mean a plan, arrangement, agreement or program described in the foregoing provisions of this Section 3.14(b)(i) and which is: (A) a profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, whether or not funded and whether or not terminated, (B) an employment agreement, (C) a personnel policy or fringe benefit plan, policy, program or arrangement providing for benefits or perquisites to current or former employees, officers, directors or agents, whether or not funded, and whether or not terminated, including without limitation benefits relating to automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, severance, medical, dental, hospitalization, life insurance and other types of insurance, or (D) any other employee benefit plan as defined in Section 3(3) of ERISA, whether or not funded and whether or not terminated.

                          (ii) Except as Disclosed, neither Franklin nor any Franklin Subsidiary contributes to, has an obligation to contribute to or otherwise has any liability or potential liability with respect to (A) any multiemployer plan as defined in Section 3(37) of ERISA, (B) any plan of the type described in Sections 4063 and 4064 of ERISA or in section 413 of the Code (and regulations promulgated thereunder), or (C) any plan which provides health, life insurance, accident or other "welfare-type" benefits to current or future retirees or former employees or directors, their spouses or dependents, other than in accordance with Section 4980B of the Code or applicable state continuation coverage law.

                          (iii) Except as Disclosed, none of the Plans obligates Franklin or any Franklin Subsidiary to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change in control," as such term is used in Section 280G of the Code (and regulations promulgated thereunder).

                          (iv) Each Plan has been maintained, funded and administered in compliance in all respects with its own terms and in compliance in all respects with all applicable laws and regulations, including but not limited to ERISA and the Code. No actions, suits, claims, complaints, charges, proceedings, hearings, examinations, investigations, audits or demands with respect to the Plans (other than routine claims for benefits) are pending or threatened in writing, and there are no facts which could give rise to or be expected to give rise to any actions, suits, claims, complaints, charges, proceedings, hearings, examinations, investigations, audits or demands. No Plan that is subject to the funding requirements of Section 412 of the Code or Section 302 of ERISA has incurred any "accumulated funding deficiency" as such term is defined in such Sections of ERISA and the Code, whether or not waived, and each Plan has always fully met the funding standards required under Title I of ERISA and
                 Section 412 of the Code. No liability to the Pension Benefit Guaranty Corporation ("PBGC") (except for routine payment of premiums) has been or is expected to be incurred with respect to any Plan that is subject to Title IV of ERISA, no reportable event (as such term is defined in Section 4043 of ERISA) has occurred with respect to any such Plan, and the PBGC has not commenced or threatened the termination of any Plan. None of the assets of Franklin or any Franklin Subsidiary is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code, neither Franklin nor any Franklin Subsidiary has been required to post any security pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code, and there are no facts which could be expected to give rise to such lien or such posting of security. No event has occurred and no condition exists that would subject Franklin or any Franklin Subsidiary to any tax under Sections 4971, 4972, 4977 or 4979 of the Code or to a fine or penalty under Section 502(c) of ERISA.

                          (v) Each Plan that is intended to be qualified under Section 401(a) of the Code, and each trust (if any) forming a part thereof, has received a favorable determination letter from the Internal Revenue Service as to the qualification under the Code of such Plan and the tax exempt status of such related trust, and nothing has occurred since the date of such determination letter that could adversely affect the qualification of such Plan or the tax exempt status of such related trust.

                          (vi) No underfunded "defined benefit plan" (as such term is defined in Section 3(35) of ERISA) has been, during the five years preceding the Closing Date, transferred out of the controlled group of corporations (within the meaning of Sections 414(b), (c), (m) and (o) of the Code) of which Franklin or any Franklin Subsidiary is a member or was a member during such five-year period.

                          (vii) As of the Closing Date, the fair market value of the assets of each Plan that is a tax qualified defined benefit plan equals or exceeds the present value of all vested and non-vested liabilities thereunder determined in accordance with reasonable actuarial methods, factors and assumptions applicable to a defined benefit plan on an ongoing basis.
                 With respect to each Plan that is subject to the funding requirements of Section 412 of the Code and Section 302 of ERISA, all required contributions for all periods ending prior to or as of the Closing Date (including periods from the first day of the then-current plan year to the Closing Date and including all quarterly contributions required in accordance with Section 412(m) of the Code) shall have been made. With respect to each other Plan, all required payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing Date shall have been made.

                          (viii) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or Section 4975 of the Code, whether by statutory, class or individual exemption) has occurred with respect to any Plan which would result in the imposition, directly or indirectly, of any excise tax, penalty or other liability under Section 4975 of the Code or Section 409 or 502(i) of ERISA. Neither Franklin nor, to the best knowledge of Franklin, any Franklin Subsidiary; any trustee, administrator or other fiduciary of any Plan; or agent of any of the foregoing has engaged in any transaction or acted or failed to act in a manner which could subject Franklin or any Franklin Subsidiary to any liability for breach of fiduciary duty under ERISA or any other applicable law.

                          (ix) With respect to each Plan, all reports and information required to be filed with any government agency or distributed to Plan participants and their beneficiaries have been duly and timely filed or distributed.

                          (x) Franklin and each Franklin Subsidiary has been and is presently in compliance with all of the requirements of Section 4980B of the Code.

                          (xi) Neither Franklin nor any Franklin Subsidiary has a liability under any Plan that, to the extent disclosure is required under U.S. generally accepted accounting principles, is not reflected on the consolidated balance sheet included in the most recent Financial Statements of Franklin or otherwise Disclosed.

                          (xii) Neither the consideration nor implementation of the transactions contemplated under this Agreement will increase (A) Franklin's or any Franklin Subsidiary's obligation to make contributions or any other payments to fund benefits accrued under the Plans as of the date of this Agreement or (B) the benefits accrued or payable with respect to any participant under the Plans (except to the extent benefits may be deemed increased by accelerated vesting or by the conversion of all stock options in accordance with Section 2.9).

                          (xiii) With respect to each Plan, Franklin has Disclosed or made available, at the same time as the Franklin Disclosure Memorandum, true, complete and correct copies of
                 (A) all documents pursuant to which the Plans are maintained, funded and administered, including summary plan descriptions, (B) the three most recent annual reports (Form 5500 series) filed with the Internal Revenue Service (with attachments), (C) the three most recent actuarial reports, if any, (D) the three most recent financial statements, (E) all governmental filings for the calendar years 1994, 1995 and 1996, including without limitation, excise tax returns and reportable events filings, and (F) all governmental rulings, determinations, and opinions (and pending requests for governmental rulings, determinations, and opinions) during the years 1994, 1995 and 1996.


3.15     Certain Contracts

         (a) Neither Franklin nor any Franklin Subsidiary is a party to, is bound or affected by, or receives benefits under (i) any agreement, arrangement or commitment, written or oral, the default of which would have a Material Adverse Effect, whether or not made in the ordinary course of business (other than loans or loan commitments made or certificates or deposits received in the ordinary course of the banking business), or any agreement restricting its business activities, including without limitation agreements or memoranda of understanding with regulatory authorities, (ii) any agreement, indenture or other instrument, written or oral, relating to the borrowing of money by Franklin or any Franklin Subsidiary or the guarantee by Franklin or any Franklin Subsidiary of any such obligation, which cannot be terminated within less than 30 days after the Closing Date by Franklin or any Franklin Subsidiary (without payment of any penalty or cost, except with respect to Federal Home Loan Bank or Federal Reserve Bank advances), (iii) any agreement, arrangement or commitment, written or oral, relating to the employment of a consultant, independent contractor or agent, or the employment, election or retention in office of any present or former director or officer, which cannot be terminated within less than 30 days after the Closing Date by Franklin or any Franklin Subsidiary (without payment of any penalty or cost), or that provides benefits which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Franklin of the nature contemplated by this Agreement or the BB&T Option Agreement, or (iv) any agreement or plan, written or oral, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the BB&T Option Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the BB&T Option Agreement. Each matter Disclosed pursuant to this Section 3.15(a) is in full force and effect.

         (b) Neither Franklin nor any Franklin Subsidiary is in default under any agreement, commitment, arrangement, lease, insurance policy, or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default.

3.16     Legal Proceedings; Regulatory Approvals

         There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of Franklin, threatened against Franklin or any Franklin Subsidiary or against any asset, interest, plan or right of Franklin or any Franklin Subsidiary, or against any officer, director or employee of any of them relating to or arising out of such person's relationship with Franklin or any Franklin Subsidiary. There are no actions, suits or proceedings instituted, pending or, to the best knowledge of Franklin, threatened against any present or former director or officer of Franklin or any Franklin Subsidiary that would reasonably be expected to give rise to a claim against Franklin or any Franklin Subsidiary for indemnification. There are no actual or, to the best knowledge of Franklin, threatened actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein or in the BB&T Option Agreement. To the best knowledge of Franklin, no fact or condition relating to Franklin or any Franklin Subsidiary exists (including without limitation noncompliance with the CRA) that would prevent Franklin or BB&T from obtaining all of the federal regulatory approvals contemplated herein.

3.17     Compliance with Laws; Filings

         Each of Franklin and each Franklin Subsidiary is in compliance with all statutes and regulations (including, but not limited to, the CRA, TILA and regulations promulgated thereunder, and other consumer banking laws), and has obtained and maintained all permits, licenses and registrations applicable to the conduct of its business, and neither Franklin nor any Franklin Subsidiary has received written notification that has not lapsed, been withdrawn or abandoned by any agency or department of federal, state or local government (i) asserting a violation or possible violation of any such statute or regulation,
(ii) threatening to revoke any permit, license, registration, or other government authorization, or (iii) restricting or in any way limiting its operations. Neither Franklin nor any Franklin Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment, and none of them has received any written communication requesting that it enter into any of the foregoing. Franklin and each of the Franklin Subsidiaries has filed all reports, registrations, notices and statements, and any amendments thereto, that it was required to file with federal and state regulatory authorities, including without limitation the OCC, FDIC and Federal Reserve Board. Each such report, registration, notice and statement, and each amendment thereto, has complied with applicable legal requirements and none has contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.18     Brokers and Finders

         Neither Franklin nor any Franklin Subsidiary, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein, in the Plan of Merger or in the BB&T Option Agreement, except for fees to accountants and lawyers and an obligation to

Friedman, Billings, Ramsey & Co., Inc., the nature and extent of which have been Disclosed, for investment banking services.

3.19     Repurchase Agreements; Derivatives

         (a) With respect to all agreements currently outstanding pursuant to which Franklin or any Franklin Subsidiary has purchased securities subject to an agreement to resell, Franklin or the Franklin Subsidiary has a valid, perfected first lien or security interest in the securities or other collateral securing such agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby. With respect to all agreements currently outstanding pursuant to which Franklin or any Franklin Subsidiary has sold securities subject to an agreement to repurchase, neither Franklin nor the Franklin Subsidiary has pledged collateral materially in excess of the amount of the debt secured thereby. Neither Franklin nor any Franklin Subsidiary has pledged collateral materially in excess of the amount required under any interest rate swap or other similar agreement currently outstanding.

         (b) Neither Franklin nor any Franklin Subsidiary is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial contract, or any other interest rate or foreign currency protection contract not included on its balance sheets in the Financial Statements, which is a financial derivative contract (including various combinations thereof), except for options and forwards entered into in the ordinary course of its mortgage lending business consistent with past practice and current policy.

3.20     Deposit Accounts

         The deposit accounts of the Franklin Subsidiaries that are insured depository institutions are insured by the FDIC to the maximum extent permitted by federal law, and the Franklin Subsidiaries have paid all premiums and assessments and filed all reports required to have been paid or filed under the Federal Deposit Insurance Act.

3.21     Related Party Transactions

         Franklin has Disclosed all transactions, investments and loans, including loan guarantees, to which Franklin or any Franklin Subsidiary is a party with any director, executive officer or 5% shareholder of Franklin or any person, corporation, or enterprise controlling, controlled by or under common control with any of the foregoing. All such transactions, investments and loans are on terms no less favorable to Franklin than could be obtained from unrelated parties.

3.22     Certain Information

         When the Proxy Statement/Prospectus is mailed, and at the time of the meeting of shareholders of Franklin to vote upon the Plan of Merger, the Proxy Statement/Prospectus and all amendments or supplements thereto, with respect to all information set forth therein provided by

Franklin, (i) shall comply with the applicable provisions of the Securities Laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

3.23     Accounting; Tax and Regulatory Matters

         Neither Franklin nor any Franklin Subsidiary has taken or agreed to take any action which would or could reasonably be expected to (i) cause the Merger not to be accounted for as a pooling-of-interests or not constitute a reorganization under Section 368 of the Code, or (ii) materially impede or delay receipt of any consents of regulatory authorities referred to in Section 5.4(b) or result in failure of the condition in Section 6.3(b), in each case except to the extent actions taken pursuant to this Agreement could have such effect.

3.24     State Takeover Laws

         Franklin and each Franklin Subsidiary have taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable moratorium, fair price, business combination, control share or other anti-takeover laws, including without limitation the provisions of Section 8-203 of the DGCL.

3.25     Fairness Opinion

         Franklin has received from Friedman, Billings, Ramsey & Co., Inc. an opinion that, as of the date hereof, the Merger Consideration is fair to the shareholders of Franklin from a financial point of view.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                           OF BB&T AND BB&T FINANCIAL

         BB&T and BB&T Financial each represents and warrants to Franklin as follows (no representation or warranty herein of BB&T or BB&T Financial shall be deemed to be inaccurate unless the inaccuracy would permit Franklin to refuse to consummate the Merger under the applicable standard set forth in
Section 6.2(a)):

4.1      Capital Structure of BB&T

         The authorized capital stock of BB&T consists of (i) 5,000,000 shares of preferred stock, par value $5.00 per share, of which 2,000,000 shares have been designated as Series B Junior Participating Preferred Stock and the remainder are undesignated, and none of which 134,308,475 shares are issued and outstanding, and (ii) 300,000,000 shares of BB&T Common Stock, of which 134,308,475 shares were issued and outstanding on September 30, 1997. No other shares of BB&T capital stock, common or preferred, are authorized or are issued and outstanding. All outstanding shares of BB&T Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. The shares of BB&T Common Stock reserved as provided in Section 5.3 are free of any Rights and have not been reserved for any other purpose, and such shares are available for issuance as provided pursuant to the Plan of Merger. Holders of BB&T Common Stock do not have preemptive rights.

4.2      Organization, Standing and Authority of BB&T

         BB&T is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina, with full corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets, and is duly qualified to do business in the states of the United States where its ownership or leasing of property or the conduct of its business requires such qualification. BB&T is registered as a bank holding company under the Bank Holding Company Act.

4.3      Authorized and Effective Agreement

         (a) Each of BB&T and BB&T Financial has all requisite corporate power and authority to enter into and (subject to receipt of all necessary government approvals) perform all of its obligations under this Agreement, the Plan of Merger and the BB&T Option Agreement, as applicable. The execution and delivery of this Agreement, the Plan of Merger and the BB&T Option Agreement, as applicable, and consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of BB&T, and BB&T shall cause the Board of Directors and Shareholders of BB&T Financial to take all corporate actions necessary therefor ("BB&T Financial Actions"). This Agreement and the Plan of Merger constitute legal, valid and binding obligations of BB&T and, upon completion of the BB&T Financial Actions, will constitute valid and binding obligations of BB&T Financial, and each is enforceable against BB&T and, upon completion of the BB&T Financial Actions, will be enforceable against BB&T Financial in accordance with its terms, in each case subject to (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws in effect from time to time relating to or affecting the enforcement of the rights of creditors; and (ii) general principles of equity (whether applied in a court of law or in equity), and except that the availability of equitable remedies or injunctive relief is within the discretion of the appropriate court.

         (b) Neither the execution and delivery of this Agreement, the Plan of Merger or the BB&T Option Agreement, as applicable, nor consummation of the transactions contemplated hereby and thereby, nor compliance by BB&T or BB&T Financial with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provision of the articles of incorporation or bylaws of BB&T, BB&T Financial or any other BB&T Subsidiary, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of BB&T, BB&T Financial or any other BB&T

Subsidiary pursuant to any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to BB&T, BB&T Financial or any other BB&T Subsidiary.

         (c) Other than filings contemplated by Section 2.2 and consents required from regulatory authorities as provided in Section 5.4(b), no notice to, filing with, or consent of, any public body or authority is necessary for the consummation by BB&T Financial of the Merger and the other transactions contemplated in this Agreement.

4.4      Organization, Standing and Authority of BB&T Subsidiaries and BB&T
Financial

         Each of the BB&T Subsidiaries, including BB&T Financial, is duly organized, validly existing and in good standing under applicable laws. Each of the BB&T Subsidiaries, including BB&T Financial, (i) has full power and authority to carry on its business as now conducted and (ii) is duly qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

4.5      Securities Documents; Statements True

         BB&T has timely filed all Securities Documents required by the Securities Laws since January 1, 1994. As of their respective dates of filing, such Securities Documents complied with the Securities Laws as then in effect, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No statement, certificate, instrument or other writing furnished or to be furnished hereunder by BB&T, BB&T Financial or any other BB&T Subsidiary to Franklin contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6      Financial Statements

         The Financial Statements of BB&T fairly present or will fairly present, as the case may be, the consolidated financial position of BB&T, BB&T Financial and the other BB&T Subsidiaries as of the dates indicated and the consolidated results of operations, changes in shareholders' equity and changes in cash flows for the periods then ended (subject, in the case of unaudited interim statements, to the absence of any notes and to normal year-end audit adjustments that are not material in amount or effect) in conformity with U.S. generally accepted accounting principles applicable to financial institutions applied on a consistent basis.

4.7      Adverse Change

         Since December 31, 1996, BB&T, BB&T Financial and the other BB&T Subsidiaries have not incurred any liability except as disclosed on the most recent BB&T Financial Statements, or entered into any transactions with affiliates, in each case other than in the ordinary course of business consistent with past practices, nor has there been any adverse change or any event involving a prospective adverse change in the business, financial condition or results of operations of BB&T, BB&T Financial or any of the other BB&T Subsidiaries.

4.8      Absence of Undisclosed Liabilities

         All liabilities (including contingent liabilities) of BB&T, BB&T Financial and the other BB&T Subsidiaries are disclosed in the most recent Financial Statements of BB&T or were incurred in the ordinary course of business since the date of BB&T's most recent Financial Statements.

4.9      Compliance with Laws; Filings

         Each of BB&T, BB&T Financial and the other BB&T Subsidiaries is in compliance with all statutes and regulations (including, but not limited to, the CRA, TILA and regulations promulgated thereunder and other consumer banking laws) applicable to the conduct of its business, and neither BB&T, BB&T Financial nor any of the other BB&T Subsidiaries has received any written notification that has not lapsed, been withdrawn or abandoned from any agency or department of federal, state or local government (i) asserting a violation or possible violation of any such statute or regulation, (ii) threatening to revoke any license, franchise, permit or government authorization, or (iii) restricting or in any way limiting its operations. Neither BB&T, BB&T Financial nor any of the other BB&T Subsidiaries is subject to any regulatory or supervisory cease and desist order, agreement, directive or memorandum of understanding, and none of them has received any written communication requesting that they enter into any of the foregoing. BB&T, BB&T Financial and each of the other BB&T Subsidiaries has filed all reports, registrations, notices and statements, and any amendments thereto, that it was required to file with federal and state regulatory authorities, including without limitation the OCC, FDIC, Office of Thrift Supervision and Federal Reserve Board. Each such report, registration, notice and statement, and each amendment thereto, has complied with applicable legal requirements and none has contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.10     Certain Information

         When the Proxy Statement/Prospectus is mailed, and at all times subsequent to such mailing up to and including the time of the meeting of shareholders of Franklin to vote on the Merger, the Proxy Statement/Prospectus and all amendments or supplements thereto, with respect to all information set forth therein relating to BB&T, BB&T Financial and the other BB&T Subsidiaries,

(i) shall comply with the applicable provisions of the Securities Laws, and
(ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

4.11     Accounting; Tax and Regulatory Matters

         Neither BB&T, BB&T Financial nor the other BB&T Subsidiaries have taken or agreed to take any action which would or could reasonably be expected to (i) cause the Merger not to be accounted for as a pooling-of-interests or not to constitute a reorganization under Section 368 of the Code, or (ii) materially impede or delay receipt of any consents of regulatory authorities referred to in Section 5.4(b) or result in failure of the condition in Section 6.3(b), in each case except to the extent actions taken pursuant to the terms of this Agreement would have such effect.

4.12     Share Ownership

         As of the date of this Agreement, none of BB&T, BB&T Financial or any other BB&T Subsidiary or other entity controlled, directly or indirectly, by BB&T owns (except in a fiduciary capacity) any shares of Franklin Common Stock. BB&T owns all of the issued and outstanding shares of capital stock of BB&T Financial.

4.13     Regulatory Approvals

         There are no actions, suits or proceedings instituted, pending or, to the best knowledge of BB&T, threatened against any present or former director of officer of BB&T, BB&T Financial or any other BB&T Subsidiary that would reasonably be expected to give rise to a claim against BB&T, BB&T Financial or any other BB&T Subsidiary for indemnification. There are no actual or, to the best knowledge of BB&T threatened actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein. To the best knowledge of BB&T, no fact or condition relating to BB&T, BB&T Financial or any other BB&T Subsidiary exists (including without limitation noncompliance with the CRA) that would prevent Franklin, BB&T or BB&T Financial from obtaining all of the federal regulatory approvals contemplated herein.


                                   ARTICLE V
                                   COVENANTS

5.1      Franklin Shareholder Meeting

         Franklin shall submit this Agreement and the Plan of Merger to its shareholders for approval at a meeting to be held as soon as practicable, and by approving execution of this Agreement the Board of Directors of Franklin agrees that it shall, at the time the Proxy Statement/Prospectus is mailed to the shareholders of Franklin, recommend that Franklin's shareholders vote for such approval; provided, that the Board of Directors of Franklin may withdraw or refuse to make such recommendation only if the Board of Directors shall determine in good faith that such recommendation would violate its fiduciary duty to Franklin's shareholders after consideration of (i) written advice of legal counsel that in its opinion making such recommendation or the failure to withdraw or modify such recommendation would reasonably likely constitute a breach of the fiduciary duties of such Board to shareholders of Franklin, and
(ii) either (A) the withdrawal by Friedman, Billings, Ramsey & Co., Inc. in writing of its opinion referred to in Section 3.25 or (B) the delivery to the Franklin Board of Directors of written advice from Friedman, Billings, Ramsey & Co., Inc. that the Merger Consideration is either not fair or is inadequate to the shareholders of Franklin from a financial point of view.

5.2      Registration Statement; Proxy Statement/Prospectus

         As promptly as practicable after the date hereof, BB&T shall prepare and file the Registration Statement with the Commission. Franklin will furnish to BB&T the information required to be included in the Registration Statement with respect to its business and affairs before it is filed with the Commission and again before any amendments are filed, and shall have the right to review, comment and consult with BB&T on the form of, and any characterizations of such information included in, the Registration Statement prior to the filing with the Commission.. BB&T shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act. Such Registration Statement, at the time it becomes effective and on the Effective Time, shall in all material respects conform to the requirements of the Securities Act and the applicable rules and regulations of the Commission.
BB&T shall take all actions required to register or obtain exemptions from such registration for the BB&T Common Stock to be issued in connection with the transactions contemplated by this Agreement and the Plan of Merger under applicable state "Blue Sky" securities laws, as appropriate. The Registration Statement shall include the form of Proxy Statement/Prospectus. BB&T and Franklin shall use their best efforts to cause the Proxy Statement/Prospectus to be approved by the SEC for mailing to the Franklin shareholders, and such Proxy Statement/Prospectus shall, on the date of mailing, conform in all material respects to the requirements of the Securities Laws and the applicable rules and regulations of the SEC thereunder. Franklin shall cause the Proxy Statement/Prospectus to be mailed to its shareholders of record in accordance with all applicable notice requirements under the Securities Laws and the DGCL.

5.3      Plan of Merger; Reservation of Shares

         At the Effective Time, the Merger shall be effected in accordance with the Plan of Merger. In this connection, each of BB&T and BB&T Financial undertakes and agrees to pay or cause to be paid when due the Merger Consideration to be distributed pursuant to Section 2.7. BB&T has reserved for issuance such number of shares of BB&T Common Stock as shall be necessary to pay the portion of the Merger Consideration to be distributed in the form of BB&T Common Stock. If at any time the aggregate number of shares of BB&T Common Stock available for issuance hereunder shall not be sufficient to effect the Merger, BB&T shall take all appropriate action as may be required to increase the amount of the authorized BB&T Common Stock.

5.4      Additional Acts

         (a) Franklin agrees to take such actions as may be reasonably necessary to modify the structure of, or to substitute parties to (so long as such substitute is BB&T or a BB&T Subsidiary) the transactions contemplated hereby, provided that such modifications do not change the Merger Consideration or abrogate the covenants and other agreements contained in this Agreement.

         (b) As promptly as practicable after the date hereof, BB&T, BB&T Financial and Franklin shall submit notice or applications for prior approval of the transactions contemplated herein to the Federal Reserve Board, the OCC, and any other federal, state or local government agency, department or body to which notice is required or from which approval is required for consummation of the Merger and the other transactions contemplated hereby. Franklin, BB&T and BB&T Financial each represents and warrants to the other that all information included (or submitted for inclusion) concerning it, its Subsidiaries, and any of its directors, officers and shareholders, shall be true, correct and complete in all material respects as of the date presented.

5.5      Best Efforts

         Each of BB&T, BB&T Financial and Franklin shall use, and shall cause each of their respective Subsidiaries to use, its best efforts in good faith to
(i) furnish such information as may be required in connection with and otherwise cooperate in the preparation and filing of the documents referred to in Sections 5.2 and 5.4 or elsewhere herein, and (ii) take or cause to be taken all action necessary or desirable on its part to fulfill the conditions in
Article VI and to consummate the transactions herein contemplated at the earliest practicable date. Without limiting the foregoing, BB&T agrees to vote its shares of BB&T Financial in favor of the Plan of Merger following the fulfillment of the conditions in Sections 6.1 and 6.3. None of BB&T, BB&T Financial or Franklin shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially delay or impair the prospects of completing the Merger pursuant to this Agreement and the Plan of Merger.

5.6      Certain Accounting Matters

         Franklin shall reasonably cooperate with BB&T concerning accounting and financial matters necessary or appropriate to facilitate the Merger (taking into account BB&T's policies, practices and procedures), including without limitation issues arising in connection with record keeping, loan classification, valuation adjustments, levels of loan loss reserves and other accounting practices.

5.7      Access to Information

         Franklin, on the one hand, and BB&T and BB&T Financial, on the other hand, will each keep the other advised of all material developments relevant to its business and the businesses of its Subsidiaries, and to consummation of the Merger, and each shall provide to the other, upon request, reasonable details of any such development. Upon reasonable notice, Franklin shall afford to representatives of BB&T access, during normal business hours during the period prior to the Effective Time, to all of the properties, books, contracts, commitments and records of Franklin and the Franklin Subsidiaries and, during such period, shall make available all information concerning their business as may be reasonably requested. No investigation pursuant to this Section 5.7 shall affect or be deemed to modify any representation or warranty made by, or the conditions to the obligations hereunder of, either party hereto. Each party hereto shall, and shall cause each of its directors, officers, attorneys and advisors to, maintain the confidentiality of all information obtained hereunder which is not otherwise publicly disclosed by the other party, and shall not, and shall cause each of its directors, officers, attorneys and advisors not to, use any such information except for the purposes of evaluating, negotiating or consummating the transactions contemplated by this Agreement, said undertakings with respect to confidentiality to survive any termination of this Agreement pursuant to Section 7.1. In the event of the termination of this Agreement, each party shall return to the other party upon request all confidential information previously furnished, however recorded, including any notes, memoranda, reports or other materials containing or based upon such information, in connection with the transactions contemplated by this Agreement.

5.8      Press Releases

         BB&T and Franklin shall agree with each other as to the form and substance of any press release related to this Agreement and the Plan of Merger or the transactions contemplated hereby and thereby, and consult with each other as to the form and substance of other public disclosures related thereto; provided, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which in the opinion of its counsel is required by law.

5.9      Forbearances of Franklin

         Except with the prior written consent of BB&T, between the date hereof and the Effective Time, Franklin shall not, and shall cause each of the Franklin Subsidiaries not to:

                 (a) carry on its business other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, or establish or acquire any new Subsidiary or engage in any new activity;

                 (b) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock;

                 (c) issue any shares of its capital stock, except pursuant to the Stock Option Plans and the BB&T Option Agreement;

                 (d) issue, grant or authorize any Rights or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

                 (e) amend its articles of incorporation or bylaws; impose or permit imposition, of any lien, charge or encumbrance on any share of stock held by it in any Franklin Subsidiary, or permit any such lien, charge or encumbrance to exist; or waive or release any material right or cancel or compromise any debt or claim, in each case other than in the ordinary course of business;

                 (f) merge with any other entity or permit any other entity to merge into it, or consolidate with any other entity; acquire control over any other entity; or liquidate, sell or otherwise dispose of any assets or acquire any assets, other than in the ordinary course of its business consistent with past practices;

                 (g) fail to comply in any material respect with any laws, regulations, ordinances or governmental actions applicable to it and to the conduct of its business;

                 (h) increase the rate of compensation of any of its directors, officers or employees, or pay or agree to pay any bonus to, or provide any other employee benefit or incentive to, any of its directors, officers or employees, except (i) for normal merit increases in the ordinary course of business consistent with past practices for employees below the level of the Executive Management Committee, (ii) with respect to officers at the level of the Executive Management Committee: (A) salary increases granted in the ordinary course of business consistent with past practices (not to exceed, with respect to any such officer, 6.5% of the officer's base salary level for 1997); (B) bonuses payable for 1997 in the ordinary course of business consistent with past practices; and (C) stock options granted at fair market value in accordance with the formula for such grants currently in effect and applied in past years; and (iii) with respect to directors, grants of options in January 1998, at fair market value pursuant to the Nondiscretionary Stock Option Plan in accordance with the formula for such grants currently in effect and applied in past years;

                 (i) enter into or substantially modify (except as may be required by applicable law or regulation) any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees;

                 (j) solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, Franklin or any Franklin Subsidiary or any business combination with Franklin or any Franklin Subsidiary other than as contemplated by this Agreement; or authorize any officer, director, agent or affiliate of Franklin or any Franklin Subsidiary to do any of the above; or fail to notify BB&T promptly (within 24 hours) if any such inquiries or proposals are received, any such information is requested or required, or any such negotiations or discussions are sought to be initiated; provided, that this paragraph (j) shall not apply to furnishing information, negotiations or discussions following an unsolicited offer if, as a result of such offer, Franklin is advised in writing by legal counsel that in its opinion the failure so to furnish information or negotiate would reasonably likely constitute a breach of the fiduciary duties of Franklin's Board of Directors to its shareholders;

                 (k) enter into (i) any material agreement, arrangement or commitment not made in the ordinary course of business except a three-year commitment to sponsor the Franklin National Bank Classic Basketball Tournament, (ii) any agreement, indenture or other instrument not made in the ordinary course of business relating to the borrowing of money by Franklin or a Franklin Subsidiary or guarantee by Franklin or a Franklin Subsidiary of any obligation, (iii) any agreement, arrangement or commitment relating to the employment or severance of a consultant or the employment, severance, election or retention in office of any present or former director, officer or employee (this clause shall not apply to the election of directors by shareholders or the election of officers by directors in the normal course) except to the extent otherwise provided in an agreement, arrangement or commitment previously Disclosed or terminable by Franklin or the Franklin Subsidiaries without penalty on written notice of no more than thirty days; or (iv) any contract, agreement or understanding with a labor union;

                 (1) change its lending, investment or asset liability management policies in any material respect, except as may be required by applicable law, regulation, or directives, and except that after approval of the Agreement and the Plan of Merger by its shareholders Franklin shall cooperate in good faith with BB&T to adopt policies, practices and procedures consistent with those utilized by BB&T, effective on or before the Closing Date;

                 (m) change its methods of accounting in effect at December 31, 1996, except as required by changes in U.S. generally accepted accounting principles concurred in by BB&T's independent certified public accountants, which concurrence shall not be unreasonably withheld, conditioned or delayed, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns for the year ended December 31, 1996, except as required by changes in law or regulation;

                 (n) incur any commitments for capital expenditures or obligation to make capital expenditures in excess of $50,000, for any one expenditure, or $150,000, in the aggregate;

                 (o) incur any indebtedness other than deposits from customers, advances from the Federal Home Loan Bank or Federal Reserve Bank and reverse repurchase arrangements in the ordinary course of business;

                 (p) take any action which would or could reasonably be expected to (i) cause the Merger not to be accounted for as a pooling-of-interests or not to constitute a reorganization under
         Section 368 of the Code as determined in good faith by BB&T, (ii) result in any inaccuracy of a representation or warranty herein which would allow for a termination of this

         Agreement, or (iii) cause any of the conditions precedent to the transactions contemplated by this Agreement to fail to be satisfied;

                 (q) dispose of any material assets other than in the ordinary course of business; or

                 (r)      agree to do any of the foregoing.

5.10     Employment Agreements

         BB&T (or its specified banking subsidiary) shall enter into an employment agreement substantially in the form of Annex B1 with Robert P. Pincus, in the form of Annex B2 with each of Albert A. D'Alessandro, David G. Fleming and Joseph B. Head, in the form of Annex B3 with Diane M. Begg, and in the form of Annex B4 with each of Linda B. Johnson, Kim Ray, Susan J. Schumacher, J. Mercedes Alvarez, and Ronald P. Gudbrandsen (the "Employment Agreements") in each case effective as of the Closing Date.

5.11     Affiliates

         Franklin shall use its best efforts to cause all persons who are affiliates of Franklin to deliver to BB&T promptly following this Agreement a written agreement providing that such person will not dispose of BB&T Common Stock received in the Merger except in compliance with the Securities Act and the rules and regulations promulgated thereunder and except as consistent with qualifying the transactions contemplated hereby for pooling-of-interests accounting treatment, and in any event shall cause such affiliates to deliver to BB&T such written agreement prior to the Effective Time.

5.12     Section 401(k) Plan; Employee Benefits

         (a) BB&T shall cause the 401(k) plan of Franklin to be merged with the 401(k) plan maintained by BB&T and the BB&T Subsidiaries, and the account balances of former employees of Franklin or the Franklin Subsidiaries who are participants in the Franklin plan shall be transferred to the accounts of such employees under the BB&T 401(k) plan. Following such merger and transfer, such accounts shall be governed and controlled by the terms of the BB&T 401(k) plan as in effect from time to time (and subject to BB&T's right to terminate such plan). For purposes of administering both the 401(k) plan and BB&T's defined benefit pension plan, service with Franklin and the Franklin Subsidiaries shall be deemed to be service with BB&T or the BB&T Subsidiaries for participation and vesting purposes, but not for purposes of benefit accrual.

         (b) Each employee of Franklin at the Effective Time shall be offered employment by BB&T or by an entity controlled by BB&T, and each such employee of Franklin who becomes an employee of BB&T or a BB&T Subsidiary ("Employer Entity") immediately following the Effective Time shall be eligible to participate in severance, group hospitalization, medical, life, disability and other welfare benefit plans and programs, and bonus and incentive plans and programs available to similarly situated employees of the Employer Entity, subject to the terms of such plans and programs. In applying all such plans and programs, service with Franklin shall be deemed to be service with the Employer Entity for the purpose of determining eligibility to participate in such welfare plans and programs; provided, that former employees of Franklin who were participants in Franklin's group hospitalization and medical plans immediately preceding the Effective Time shall become participants in the Employer Entity's corresponding plans immediately upon becoming employed by the Employer Entity at the Effective Time. Notwithstanding the foregoing, in no event shall the Employer Entity be obligated to continue employment of any former employee of Franklin for any specified term or period, except to the extent otherwise provided in the Employment Agreements described in Section 5.10.

5.13     Directors and Officers Protection

         BB&T or a BB&T Subsidiary shall purchase and keep in force for a period of three years after the Effective Time directors' and officers' liability insurance providing coverage to directors and officers of Franklin for acts or omissions occurring prior to the Effective Time. Such insurance shall provide at least the same coverage and amounts as contained in Franklin's policy on the date hereof; provided, that in no event shall the annual premium on such policy exceed 150% of the annual premium payments on Franklin's policy in effect as of the date hereof (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, BB&T shall use its reasonable efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount. Notwithstanding the foregoing, BB&T further agrees to indemnify and hold harmless all individuals who are or have been officers and directors of Franklin or any Franklin Subsidiary prior to the Effective Time from any liability for acts or omissions in such capacities (or in any other capacity undertaken at the direction of Franklin) prior to the Effective Time, to the fullest extent that such indemnification is provided pursuant to the Articles of Incorporation of Franklin and is permitted under the DGCL.

5.14     Forbearances of BB&T

         Except with the prior written consent of Franklin, which consent shall not be arbitrarily or unreasonably withheld, between the date hereof and the Effective Time, neither BB&T nor any BB&T Subsidiary shall take any action which would or might be expected to (i) cause the business combination contemplated hereby not to be accounted for as a pooling-of-interests or not to constitute a reorganization under Section 368 of the Code; (ii) result in any inaccuracy of a representation or warranty herein which would allow for termination of this Agreement; (iii) cause any of the conditions precedent to the transactions contemplated by this agreement to fail to be satisfied; (iv) exercise the Option Agreement other than in accordance with its terms, or dispose of the shares of Franklin Common Stock issuable upon exercise of the option rights conferred thereby other than as permitted or contemplated by the terms thereof; or (v) fail to comply in any material respect with any laws, regulations, ordinances or governmental actions applicable to it and to the conduct of its business.

5.15     Reports

         Each of Franklin and BB&T shall file (and shall cause the Franklin Subsidiaries, BB&T Financial and the other BB&T Subsidiaries, respectively, to file), between the date of this Agreement and the Effective Time, all reports required to be filed by it with the Commission and any other regulatory authorities having jurisdiction over such party, and shall deliver to BB&T or Franklin, as the case may be, copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the Commission, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with U.S. generally accepted accounting procedures (subject in the case of interim financial statements to the absence of notes and to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the Commission will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to a regulatory authority other than the Commission shall be prepared in accordance with requirements applicable to such reports.

5.16     Exchange Listing

         BB&T shall use its reasonable efforts to list, prior to the Effective Time, on the NYSE, subject to official notice of issuance, the shares of BB&T Common Stock to be issued to the holders of Franklin Common Stock pursuant to the Merger, and BB&T shall give all notices and make all filings with the NYSE required in connection with the transactions contemplated herein.

5.17     Board for Metropolitan Washington Region

         After the Closing, the individuals who are members of the board of directors of Franklin National Bank as of the Effective Time shall have the right, with the consent of the regional president of such region, to serve as members of BB&T's Metropolitan Washington Regional advisory board for a minimum period of three years following the Effective Time. The annual directors fees payable for such three-year period to such individuals who shall serve as directors shall equal the directors fees payable under the fee arrangement in effect for Franklin National Bank directors immediately preceding the Effective Time. Following the initial three-year period, fees payable to directors of BB&T's Metropolitan Washington Regional advisory board shall be as determined by BB&T in accordance with BB&T's standard policies as in effect from time to time. The stock option plan currently in effect for Franklin directors shall be discontinued prior to the Effective Time, and BB&T shall have no obligation to continue such plan or to implement any successor plan, but any options granted thereunder prior to the Effective Time shall be subject to Section 2.9. In addition, those members of the local advisory boards of Franklin National Bank shall have the right, with the consent of the regional president of the Metropolitan Washington Region, to remain on such local boards for three years following the Effective Time, but such members shall be compensated in accordance with BB&T's standard policies.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

6.1      Conditions Precedent - BB&T and Franklin

         The respective obligations of BB&T and Franklin to effect the transactions contemplated by this Agreement shall be subject to satisfaction or waiver of the following conditions at or prior to the Effective Time:

         (a) All corporate action necessary to authorize the execution, delivery and performance of this Agreement and the Plan of Merger, and consummation of the transactions contemplated hereby and thereby, shall have been duly and validly taken, including without limitation the approval of the shareholders of Franklin and of BB&T Financial of the Agreement and the Plan of Merger set forth in Section 2.2;

         (b) The Registration Statement (including any post-effective amendments thereto) shall be effective under the Securities Act, and BB&T shall have received all state securities or "Blue Sky" permits or other authorizations, or confirmations as to the availability of an exemption from registration requirements as may be necessary, and no proceedings shall be pending or to the knowledge of BB&T threatened by the Commission or any state "Blue Sky" securities administration to suspend the effectiveness of such Registration Statement; and the BB&T Common Stock to be issued as contemplated in the Plan of Merger shall have either been registered or be subject to exemption from registration under applicable state securities laws;

         (c) All approvals of the transactions contemplated herein from the Federal Reserve Board and any other state or federal government agency, department or body, the approval of which is required for the consummation of the Merger, shall have been received and all waiting periods with respect to such approvals shall have expired;

         (d) None of BB&T, BB&T Financial, any of the other BB&T Subsidiaries, Franklin or any of the Franklin Subsidiaries shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated by this Agreement;

         (e) Franklin and BB&T shall have received an opinion of BB&T's legal counsel, in form and substance satisfactory to Franklin and BB&T, substantially to the effect that the Merger will constitute one or more reorganizations under Section 368 of the Code and that the shareholders of

Franklin will not recognize any gain or loss to the extent that such shareholders exchange shares of Franklin Common Stock for shares of BB&T Common Stock; and

         (f) BB&T shall have received letters, dated as of the date of filing of the Registration Statement with the Commission and as of the Effective Time, addressed to BB&T, in form and substance reasonably satisfactory to BB&T, from Arthur Andersen, LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment.

6.2      Conditions Precedent - Franklin

         The obligations of Franklin to effect the transactions contemplated by this Agreement shall be subject to the satisfaction of the following additional conditions at or prior to the Effective Time, unless waived by Franklin pursuant to Section 7.5:

         (a) All representations and warranties of BB&T shall be evaluated as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date designated in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Agreement or consented to in writing by Franklin. The representations and warranties of BB&T set forth in Sections 4.1, 4.2, 4.3, 4.4 and 4.11 shall be true and correct (except for inaccuracies which are de minimis in amount). There shall not exist inaccuracies in the representations and warranties of BB&T set forth in this Agreement (including the representations and warranties set forth in Sections 4.1, 4.2, 4.3, 4.4 and 4.11) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on BB&T; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

         (b) BB&T shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement.

         (c) BB&T shall have delivered to Franklin a certificate, dated the Closing Date and signed by its Chairman or President or an Executive Vice President, to the effect that the conditions set forth in Sections 6.1(a), 6.1(b), 6.1(c), 6.2(a) and 6.2(b), to the extent applicable to BB&T, have been satisfied and that there are no actions, suits, claims, governmental investigations or procedures instituted, pending or, to the best of such officer's knowledge, threatened that reasonably may be expected to have a Material Adverse Effect on BB&T or that present a claim to restrain or prohibit the transactions contemplated herein or in the Plan of Merger.

         (d) Franklin shall have received opinions of counsel to BB&T in the form reasonably acceptable to Franklin's legal counsel, which form shall be presented to Franklin's legal counsel within thirty days following the date hereof.

         (e) The shares of BB&T Common Stock issuable pursuant to the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

6.3      Conditions Precedent - BB&T

         The obligations of BB&T to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following additional conditions at or prior to the Effective Time, unless waived by BB&T pursuant to
Section 7.5:

         (a) All representations and warranties of Franklin shall be evaluated as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date designated in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Agreement or consented to in writing by BB&T. The representations and warranties of Franklin set forth in Sections 3.1, 3.2 (except the last sentence thereof), 3.3 (except the last sentence thereof), 3.4 (except the last sentence thereof), 3.5(a), 3.5(b)(i), 3.23 and 3.24 shall be true and correct (except for inaccuracies which are de minimis in amount). There shall not exist inaccuracies in the representations and warranties of Franklin set forth in this Agreement (including the representations and warranties set forth in the Sections designated in the preceding sentence) such that the effect of such inaccuracies individually or in the aggregate has, or is reasonably likely to have, a Material Adverse Effect on Franklin and the Franklin Subsidiaries taken as a whole; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

         (b) No regulatory approval shall have imposed any condition or requirement which, in the reasonable opinion of the Board of Directors of BB&T, would so materially adversely affect the business or economic benefits to BB&T of the transactions contemplated by this Agreement as to render consummation of such transactions inadvisable or unduly burdensome; provided that BB&T shall have used reasonable efforts to cause such conditions or requirements to be removed or modified as appropriate.

         (c) Franklin shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement.

         (d) Franklin shall have delivered to BB&T a certificate, dated the Closing Date and signed by its Chairman or President, to the effect that the conditions set forth in Sections 6.1(a), 6.1(c), 6.3(a) and 6.3(c), to the extent applicable to Franklin, have been satisfied and that there are no actions, suits, claims, governmental investigations or procedures instituted, pending or, to the best of such officer's knowledge, threatened that reasonably may be expected to have a Material Adverse Effect on Franklin or that present a claim to restrain or prohibit the transactions contemplated herein or in the Plan of Merger.

         (e) BB&T shall have received opinions of counsel to Franklin in the form reasonably acceptable to BB&T's legal counsel, which form shall be presented by Franklin's legal counsel within thirty days following the date hereof.

         (f) BB&T shall have received the written agreements from affiliates as specified in Section 5.11 to the extent necessary, in the reasonable judgment of BB&T, to ensure that the Merger will be accounted for as a pooling-of-interests under GAAP, and to promote compliance with Rule 145 promulgated by the Commission.


                                  ARTICLE VII
                   TERMINATION, DEFAULT, WAIVER AND AMENDMENT

7.1      Termination

         This Agreement may be terminated:

         (a) At any time prior to the Effective Time, by the mutual consent in writing of the parties hereto.

         (b) At any time prior to the Effective Time, by either party (i) in the event of a material breach by the other party of any covenant or agreement contained in this Agreement, or (ii) in the event of an inaccuracy of any representation or warranty of the other party contained in this Agreement, which inaccuracy would provide the nonbreaching party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 6.2(a) in the case of Franklin and Section 6.3(a) in the case of BB&T; and, in the case of (i) or (ii), if such breach or inaccuracy has not been cured by the earlier of thirty days following written notice of such breach to the party committing such breach or the Effective Time.

         (c) At any time prior to the Effective Time, by either party hereto in writing, if any of the conditions precedent to the obligations of the other party to consummate the transactions contemplated hereby cannot be satisfied or fulfilled prior to the Closing Date, and the party giving the notice is not in breach of any of its representations, warranties, covenants or undertakings herein.

         (d) At any time, by either party hereto in writing, if any of the applications for prior approval referred to in Section 5.4 are denied, and the time period for appeals and requests for reconsideration has run.

         (e) At any time, by either party hereto in writing, if the shareholders of Franklin do not approve the Agreement and the Plan of Merger.

         (f) At any time following October 31, 1998 by either party hereto in writing, if the Effective Time has not occurred by the close of business on such date, and the party giving the notice is not in breach of any of its representations, warranties, covenants or undertakings herein.

         (g) At any time prior to 11:59 p.m. on January 30, 1998 by BB&T in writing, if BB&T determines in its sole good faith judgment, through review of information Disclosed by Franklin, or otherwise, that the financial condition, results of operations, business or business prospects of Franklin and of the Franklin Subsidiaries, taken as a whole, are materially adversely different from BB&T's reasonable expectations with respect thereto on the date of execution of this Agreement; provided that BB&T shall inform Franklin upon such termination as to the reasons for BB&T's determination. The fact that Franklin has Disclosed information shall not prevent BB&T from terminating this Agreement pursuant to this Section 7.1(g) on account of such information.

         (h) By Franklin at any time during the five-calendar-day period commencing two Business Days after the Determination Date if both of the following conditions are satisfied:

                 (1)      the Closing Value shall be less than $51.00; and

                 (2) (i) the quotient obtained by dividing the Closing Value by $63.75 (such number being referred to herein as the "BB&T Ratio") shall be less than (ii) eighty-five percent of the quotient obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date;

subject, however, to the following three sentences. If Franklin determines not to consummate the Merger pursuant to this Section 7.1(h), it shall give prompt written notice of its election to terminate to BB&T, which notice may be withdrawn at any time prior to the Effective Time. During the five-day period commencing with its receipt of such notice, BB&T shall have the option, in the case of satisfaction of the condition in clause (1), to elect to increase the Exchange Ratio (rounded to the nearest thousandth) to a number such that the value (based on the Closing Value) of the portion of a share of BB&T Common Stock to be received in the Merger in exchange for each share of Franklin Common Stock shall equal the value (based on the Closing Value) that would have been received if the Closing Value were $51.00. The election contemplated by the preceding sentence shall be made by giving notice to Franklin of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 7.1(h), and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 7.1(h). If the Closing Date shall occur during the five-day period such option is in effect, the Closing Date shall be extended until the fifth Business Day following the close of such five-day period.

         For purposes of this Section 7.1(h), the following terms shall have the meanings indicated:

         "Closing Value" shall mean the average closing price per share of BB&T Common Stock on the NYSE Composite Transactions List (as reported by The Wall Street Journal -- Eastern Edition) on the twenty trading days (determined by excluding days on which the NYSE is closed) immediately preceding the tenth calendar day preceding the Effective Time (the tenth day to be determined by counting the day preceding the Effective Time as the first day).

         "Determination Date" shall mean the tenth calendar day preceding the date designated by BB&T as the Closing Date.

         "Index Group" shall mean the 14 bank holding companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization. In the event that any such company or companies are removed from the Index Group, the weights (which have been determined based upon the number of shares of outstanding common stock as reflected on the last quarterly report on Form 10-Q for each respective company) shall be redistributed proportionately for purposes of determining the Index Price. The 14 bank holding companies and the weights attributed to them are as follows:

                 Bank Holding Companies                                 % Weighting
                 ----------------------                                 -----------
                 Wachovia Corp.                                             8.99
                 Fifth Third Bancorp                                        8.83
                 Comerica Inc.                                              6.00
                 Summit Bancorp                                            10.02
                 Mercantile Bancorp                                         7.43
                 Northern Trust Corp.                                       6.36
                 Huntington Bancshares Inc.                                10.89
                 Firstar Corp.                                              8.25
                 Crestar Financial Corp.                                    6.28
                 SouthTrust Corp.                                           5.69
                 Regions Financial Corp.                                    7.77
                 Marshall & Ilsley Corp.                                    5.07
                 AmSouth Bancorp.                                           4.60
                 Union Planters Corp.                                       3.83

                 Total                                                    100.00%
                                                                          ======


         "Index Price" on a given date shall mean the weighted average (weighted in accordance with the "% Weighting" listed above) of the closing sales prices of the companies composing the Index Group (determined as provided with respect to the Closing Value).

         "Starting Date" shall mean the date of this Agreement.

         If any company belonging to the Index Group or BB&T declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company or BB&T shall be appropriately adjusted for the purposes of applying this Section 7.1(h).

7.2      Effect of Termination

         In the event this Agreement and the Plan of Merger is terminated pursuant to Section 7.1, both this Agreement and the Plan of Merger shall become void and have no effect, except that (i) the provisions hereof relating to confidentiality and expenses set forth in Sections 5.7 and 8.1, respectively, shall survive any such termination and (ii) a termination pursuant to Section 7.1(b) shall not relieve the breaching party from liability for an uncured breach of the covenant, agreement, understanding, representation or warranty giving rise to such termination. The BB&T Option Agreement shall be governed by its own terms.

7.3      Survival of Representations, Warranties and Covenants

         All representations, warranties and covenants in this Agreement or the Plan of Merger or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Time, other than covenants that by their terms are to be performed after the Effective Time, provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive BB&T or Franklin (or any director, officer or controlling person thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either BB&T or Franklin, the aforesaid representations, warranties and covenants being material inducements to consummation by BB&T and Franklin of the transactions contemplated herein.

7.4      Default; Remedies

         (a) This Section 7.4 shall apply in the event that either party refuses to consummate the transactions contemplated by this Agreement notwithstanding the satisfaction in all material respects of the conditions precedent to its obligation to close, or if any default under or breach of any representation, warranty or covenant of this Agreement ("Default") on the part of a party ("Defaulting Party") shall have occurred that results (after all opportunities to cure) in the failure to consummate the transactions contemplated hereby. In such event the non-defaulting party shall be entitled to seek and obtain, without limitation, specific performance pursuant to subsection (b) of this Section 7.4, or to seek and obtain monetary damages from the Defaulting Party plus any fees and expenses, including reasonable attorneys' and other professionals' fees and disbursements, in connection with the pursuit of the remedies hereunder.

         (b) In the event of Default, the Non-Defaulting Party may seek to obtain, in addition to other remedies at law or in equity, an order of specific performance against the Defaulting Party from a court of competent jurisdiction. In addition, the Non-Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and reasonable attorneys' and other professionals' fees and disbursements incurred by it in enforcing its rights hereunder. As a condition to seeking specific performance hereunder, BB&T shall not be required to have tendered the Merger Consideration, but shall be ready, willing and able to do so.

7.5      Waiver

         Except with respect to any required regulatory approval, each party hereto, by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of the Agreement and the Plan of Merger by the Franklin shareholders) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this Agreement, the Plan of Merger or any document delivered pursuant hereto or thereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party, or satisfaction of any of the conditions precedent to its obligations, contained herein or in the Plan of Merger, or (iii) the performance by the other party of any of its obligations set out herein or therein; provided that no such extension or waiver, or amendment or supplement pursuant to this Section 7.5, executed after approval by the Franklin shareholders of this Agreement and the Plan of Merger, shall reduce either the number of shares of BB&T Common Stock into which each share of Franklin Common Stock shall be converted in the Merger or the payment terms for fractional interests.

7.6      Amendment or Supplement

         This Agreement or the Plan of Merger may be amended or supplemented at any time in writing by mutual agreement of BB&T and Franklin, subject to the proviso to Section 7.5.


                                  ARTICLE VIII
                                 MISCELLANEOUS

8.1      Expenses

         Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including fees and expenses of its own financial consultants, accountants and counsel; provided, however, that the printing costs incurred in connection with the Registration Statement and the Proxy Statement/Prospectus shall be borne 50% by BB&T and 50% by Franklin.

8.2      Entire Agreement

         This Agreement and the BB&T Option Agreement contain the entire agreement between the parties with respect to the transactions contemplated hereunder and thereunder and supersede all arrangements or understandings with respect thereto, written or oral, entered into on or before the date hereof, other than documents referred to herein or therein. The terms and conditions of this

Agreement and the BB&T Option Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors. Nothing in this Agreement or the BB&T Option Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and thereto, and their respective successors, any rights, remedies, obligations or liabilities, except for rights of directors, officers and employees of Franklin to enforce rights in Sections 5.13 and 5.17 applicable to them.
Notwithstanding anything herein to the contrary, nothing in this Agreement shall prohibit accurate disclosure by either party of information that is required to be disclosed by applicable federal law or regulations or rules of the NASD or NYSE.

8.3      No Assignment

         Neither of the parties hereto may assign any of its rights or obligations under this Agreement to any other person, except upon the prior written consent of the other party.

8.4      Notices

         All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally recognized overnight express courier or by facsimile transmission with receipt confirmed, addressed or directed as follows:

         If to Franklin:

                 Robert P. Pincus
                 Franklin Bancorporation, Inc.
                 1722 Eye Street, N.W.
                 Washington, DC   20006
                 Fax:   202-872-0512

         With a required copy (not itself constituting notice) to:

                 Jerry L. Shulman
                 Williams & Connolly
                 725 Twelfth Street, N.W.
                 Washington, D.C.  20005
                 Telephone: 202-434-5510
                 Fax: 202-434-5029

         If to BB&T or BB&T Financial:

                 Scott E. Reed
                 150 South Stratford Road
                 4th Floor
                 Winston-Salem, North Carolina 27104
                 Telephone: 910-733-0340
                 Fax: 910-733-2296

         With a required copy (not itself constituting notice) to:

                 William A. Davis, II
                 Womble Carlyle Sandridge & Rice, PLLC
                 200 West Second Street
                 Winston-Salem, North Carolina 27102
                 Telephone: 910-721-3624
                 Fax: 910-733-8364

Any party may by notice change the address to which notice or other communications to it are to be delivered. Notice shall be deemed received upon actual receipt or upon tender and rejection by the intended recipient.

8.5      Captions

         The captions contained in this Agreement are for reference only and are not part of this Agreement.

8.6      Counterparts

         This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.7      Governing Law

         This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina applicable to agreements made and entirely to be performed within such jurisdiction, without regard to any otherwise applicable provisions of conflict of laws, except to the extent the DGCL and federal law may be applicable.

8.8      State Law and District of Columbia

         Any reference in this Agreement to state law, rules and regulations shall include the laws, rules and regulations of the District of Columbia.

8.9      Arbitration of Disputes

         If any claim shall arise under this Agreement which has not been resolved by the parties within thirty days following notice by the claiming party or parties ("Claimant") to the other party or parties ("Recipient"), either the Claimant or the Recipient may submit the claim for resolution by binding arbitration in accordance with the Federal Arbitration Act (or, if not applicable, applicable state law). Arbitration shall be by one arbitrator or a panel of three arbitrators experienced in the matters at issue and selected in accordance with the Rules for Non-Administered Arbitration of Business Disputes
(the "Rules") of the Center for Public Resources, New York, New York.   If the
Claimant and Recipient cannot agree on the number of arbitrators, a panel of three arbitrators shall be used. Arbitration will be held in Richmond, Virginia, and shall be conducted in accordance with the Rules. The decision of the arbitrator(s) shall be final and binding upon the parties. The determination of which party (or combination thereof) shall bear the costs and expenses incurred in connection with any such arbitration proceedings shall be determined by the arbitrator(s). Any decision of the arbitrator(s) and satisfaction thereof may be enforced by the party entitled thereto in any court having jurisdiction over the subject matter or the parties. All unresolved claims arising under this Agreement shall be exclusively resolved pursuant to the terms of this Section 8.9.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.


                      BB&T CORPORATION


                      By: /s/ John A. Allison
                          ----------------------------------------------
                          Title: Chairman and Chief Executive Officer
                                 ---------------------------------------



                      BB&T FINANCIAL CORPORATION OF VIRGINIA


                      By: /s/ Kelly S. King
                          ----------------------------------------------
                          Title: Senior Executive Vice President
                                 ---------------------------------------

                      FRANKLIN BANCORPORATION, INC.


                      By: /s/ Robert P. Pincus
                          ------------------------------------------------
                          Title: President and Chief Executive Officer
                                 -----------------------------------------

                                  EXHIBIT "A"

                                 EXCHANGE RATIO


                 The Exchange Ratio shall be the ratio set forth below to the right of the Closing Value (as defined in Section 7.1(h)).


                  CLOSING VALUE*                                  EXCHANGE RATIO
                  -------------                                   --------------
                 Less than $54.50                                     0.3743
                      $54.50                                          0.3743
                      $55.00                                          0.3731
                      $55.50                                          0.3720
                      $56.00                                          0.3708
                      $56.50                                          0.3696
                      $57.00                                          0.3685
                      $57.50                                          0.3673
                      $58.00                                          0.3662
                      $58.50                                          0.3650
                      $59.00                                          0.3638
                      $59.50                                          0.3627
                      $60.00                                          0.3615
                      $60.50                                          0.3603
                      $61.00                                          0.3592
                      $61.50                                          0.3580
                      $62.00                                          0.3568
                      $62.50                                          0.3557
                      $63.00                                          0.3545
                      $63.50                                          0.3534
                      $64.00                                          0.3522
                      $64.50                                          0.3510
                      $65.00                                          0.3500
                Greater than $65.00                                   0.3500




         * For purposes of this Exhibit "A," the Closing Value shall be rounded to the nearest half or whole dollar figure, and any Closing Value at the midpoint between two Closing Values listed above (e.g., $63.25) shall be rounded to the nearest whole dollar figure.

                                                                         ANNEX A

                                 PLAN OF MERGER
                                       OF
                         FRANKLIN BANCORPORATION, INC.
                                 WITH AND INTO
                     BB&T FINANCIAL CORPORATION OF VIRGINIA


         Section 1. Corporations Proposing to Merge and Surviving Corporation. Franklin Bancorporation, Inc., a Delaware corporation ("Franklin") shall be merged (the "Merger") with and into BB&T Financial Corporation of Virginia, a Virginia corporation ("BB&T Financial"), pursuant to the terms and conditions of this Plan of Merger (the "Plan of Merger") and of the Agreement and Plan of Reorganization, dated as of December 16, 1997, (the "Agreement"), by and among Franklin, BB&T Financial and BB&T Corporation, a North Carolina corporation and parent corporation of BB&T Financial ("BB&T"). The effective time for the Merger (the "Effective Time") shall be set forth in the Articles of Merger to be filed with the Clerk of the State Corporation Commission of Virginia and the Certificate of Merger to be filed with the Delaware Department of State. BB&T Financial shall continue as the surviving corporation (the "Surviving Corporation") in the Merger and the separate corporate existence of Franklin shall cease.

         Section 2. Effects of the Merger. The Merger shall have the effects set forth in Section 8-259 of the General Corporation Law of the State of Delaware (the "DGCL") and in Section 13.1-721 of the Virginia Stock Corporation Act (the "VSCA").

         Section 3. Articles of Incorporation and Bylaws. The Articles of Incorporation and the Bylaws of BB&T Financial as in effect immediately prior to the Effective Time shall remain in effect as the Articles of Incorporation and Bylaws of the Surviving Corporation following the Effective Time until changed in accordance with their terms and the VSCA.

         Section 4.       Conversion of Shares.

         (a) At the Effective Time, each share of common stock, par value $0.10, of Franklin ("Franklin Common Stock") outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become the right to receive shares of common stock, $5.00 par value per share, of BB&T ("BB&T Common Stock") as described in Section 5.

         (b) At the Effective Time, each share of the common stock of BB&T Financial issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding.

         Section 5.       Merger Consideration.    As used herein, the term
"Merger Consideration" shall mean the whole shares of BB&T Common Stock to be exchanged for each share of Franklin Common Stock issued and outstanding as of the Effective Time and cash (without interest) to be payable in exchange for any fractional share of BB&T Common Stock which would otherwise be exchanged for a share of Franklin Common Stock, determined as follows:

         (a) The number of shares of BB&T Common Stock to be issued in exchange for each issued and outstanding share of Franklin Common Stock shall be in the ratio as set forth on Exhibit "A" (the "Exchange Ratio") attached hereto and incorporated herein by reference based on the Closing Value. "Closing Value" shall mean the average closing price per share of BB&T Common Stock on the NYSE Composite Transactions List (as reported by The Wall Street Journal -- Eastern Edition) on the twenty trading days (determined by excluding days on which the NYSE is closed) immediately preceding the tenth calendar day preceding the Effective Time (the tenth day to be determined by counting the day preceding the Effective Time as the first day).

         (b) The amount of cash payable with respect to any fractional share of BB&T Common Stock shall be determined by multiplying the fractional part of such share by the closing price per share of BB&T Common Stock on the NYSE Composite Transactions List (as reported by The Wall Street Journal -- Eastern Edition) of the last trade of BB&T Common Stock on the trading day immediately preceding the Effective Time. No person will be entitled to dividends, voting rights or any other rights as a BB&T shareholder in respect of any fractional share.

         Section 6.       Conversion of Stock Options.      At the Effective
Time, each Stock Option, as defined hereinbelow, then outstanding (and which by its terms does not lapse on or before the Effective Time), whether or not then exercisable, shall be converted into and become an option under the BB&T 1995 Omnibus Stock Incentive Plan or successor plan thereto (the "BB&T Option Plan"), and shall be governed by the terms and conditions of the BB&T Option Plan. In making such conversion, (i) the number of shares of BB&T Common Stock subject to each such Stock Option shall be the number of whole shares of BB&T (omitting any fractional share) determined by multiplying the number of shares of Franklin Common Stock subject to such Stock Option immediately prior to the Effective Time by the Exchange Ratio, and (ii) the per share exercise price under each such Stock Option shall be adjusted by dividing the per share exercise price under each such Stock Option by the Exchange Ratio and rounding up to the nearest cent. In addition, each such Stock Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Code, and the Regulations promulgated thereunder, so as to continue as an incentive stock option under Section 424(a) of the Code, and so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Code. BB&T and Franklin agree to take all necessary steps to effectuate the foregoing provisions of this Section 6. Each grant of a converted option to any individual who subsequent to the Merger will be a director or officer of BB&T as construed under Rule 16b-3 shall, as a condition to such conversion, be approved in accordance with the provisions of Rule 16b-3. As soon as practicable following the Effective Time, BB&T shall deliver to the participants receiving converted options under the BB&T Option Plan an appropriate notice setting forth such participant's rights pursuant thereto. BB&T has reserved and shall continue to reserve under the BB&T Option Plan adequate shares of BB&T Common Stock for delivery upon exercise of any such converted options. As soon as practicable after the Effective Time, if it has not already done so, BB&T shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of BB&T Common Stock subject to Stock Options and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, BB&T shall administer the Stock Option Plans, as defined hereinbelow, assumed pursuant to this Section 6 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent necessary to preserve for such individuals the benefits of Rule 16b-3 to the extent such benefits were available to them prior to the Effective Time. Franklin hereby represents that the Stock Option Plans in their current form comply with Rule 16b-3 to the extent, if any, required as of the date hereof.

         "Stock Option" shall mean, collectively, any option granted under the Stock Option Plans and unexercised on the date of the Agreement to acquire shares of Franklin Common Stock, aggregating 721,919 shares.

         "Stock Option Plans" shall mean Franklin's Second Amended and Restated Stock Option Plan, 1997 Employee Stock Option Plan and Nondiscretionary Stock Option Plan.

         Section 7. No Fractional Shares. Notwithstanding any other term or provision hereof, no fraction of a share of BB&T Common Stock, and no certificates or script therefor or other evidence of ownership thereof, will be issued in connection with the conversion of Franklin Common Stock in the Merger, and no right to receive cash in lieu thereof shall entitle the holder thereof to any voting or other rights of a holder of shares or fractional share interests of the Surviving Corporation. In lieu of such fractional shares, any holder of shares who would otherwise be entitled to fractional shares of BB&T Common Stock will, upon receipt by the Surviving Corporation of the Instruction Letter and other documents described in Section 2.8(d) of the Agreement, be paid the cash value of each such fraction, computed in accordance with the ratio set forth in Section 5 above.

          Section 8. Amendment. At any time before the Effective Time, this Plan of Merger may be amended, provided that: (i) any such amendment is approved by the Boards of Directors of Franklin and BB&T Financial; (ii) no such amendment made subsequent to the submission of this Plan of Merger to the shareholders of BB&T Financial shall have any of the effects specified in
Section 13.1-718.I of the VSCA without the approval of the shareholders affected thereby; and (iii) no such amendment made subsequent to the submission of this Plan of Merger to the shareholders of Franklin shall have any of the effects specified in Section 8-251(d) of the DGCL without the approval of the shareholders affected thereby.

                                  EXHIBIT "A"

                                 EXCHANGE RATIO


         The Exchange Ratio shall be the ratio set forth below to the right of the Closing Value.


                 CLOSING VALUE*                      EXCHANGE RATIO
                 -------------                       --------------
                Less than $54.50                         0.3743
                     $54.50                              0.3743
                     $55.00                              0.3731
                     $55.50                              0.3720
                     $56.00                              0.3708
                     $56.50                              0.3696
                     $57.00                              0.3685
                     $57.50                              0.3673
                     $58.00                              0.3662
                     $58.50                              0.3650
                     $59.00                              0.3638
                     $59.50                              0.3627
                     $60.00                              0.3615
                     $60.50                              0.3603
                     $61.00                              0.3592
                     $61.50                              0.3580
                     $62.00                              0.3568
                     $62.50                              0.3557
                     $63.00                              0.3545
                     $63.50                              0.3534
                     $64.00                              0.3522
                     $64.50                              0.3510
                     $65.00                              0.3500
               Greater than $65.00                       0.3500




         * For purposes of this Exhibit "A," the Closing Value shall be rounded to the nearest half or whole dollar figure, and any Closing Value at the midpoint between two Closing Values listed above (e.g., $63.25) shall be rounded to the nearest whole dollar figure.

                                                                        ANNEX B1


                              EMPLOYMENT AGREEMENT


                 THIS EMPLOYMENT AGREEMENT ("Agreement") is made as of _____________ 1998, by and among BB&T CORPORATION ("BB&T"), a North Carolina corporation having its principal office at Winston-Salem, North Carolina, BRANCH BANKING & TRUST COMPANY OF VIRGINIA ("Employer"), a Virginia corporation and wholly owned subsidiary of BB&T and ___________ (the "Employee");

                                WITNESSETH THAT:

                 WHEREAS, Employee has been an officer of Franklin Bancorporation, Inc. ("Franklin") and Franklin National Bank, a wholly owned subsidiary of Franklin, and Franklin merged with BB&T Financial Corporation of Virginia, a wholly-owned subsidiary of BB&T, effective _____________, 1998;

                 WHEREAS, the parties have agreed to enter into this Employment Agreement incident to said merger;

                 WHEREAS, Employer considers the continued availability of Employee's services to be important to the management and conduct of Employer's business and desires to secure the continued availability of Employee's services; and

                 WHEREAS, Employee is willing to make his services available to Employer on the terms and subject to the conditions set forth herein;

                 NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

                 1. Employment. As of the date hereof, Employee shall be employed as Regional President of the Metropolitan Washington Region (the "Region") of Employer which shall initially be comprised of Washington, D.C.; Arlington, Alexandria, Loudoun, Prince William and Fairfax Counties, Virginia; and Montgomery and Prince George's Counties, Maryland. Employee hereby accepts and agrees to such employment, subject to the general supervision and pursuant to the orders, advice, and direction of Employer and its Board of Directors. Employee shall perform such duties as are customarily performed by one holding the position of Regional President of Employer, and shall additionally render such other services and duties as may be reasonably assigned to him from time to time by Employer, consistent with his position. By way of illustration, Employee's duties shall initially consist of those duties and responsibilities more particularly described on Exhibit "A" attached hereto and incorporated by reference.

                 2. Term of Employment. The term of this Agreement (the "Term") shall commence on the date hereof and shall terminate on the day next preceding the fifth anniversary of such date; provided, that from and after the second anniversary of the date hereof, the Term shall be extended each day so that the Term shall continue at all times for three years (until this Agreement shall be terminated as otherwise provided herein), but in no event shall the Term extend beyond the sixty-fifth birthday of Employee.

                 3.       Compensation.

                          a.      For all services rendered by Employee to
Employer under this Agreement, Employer shall pay to Employee, during the Term, a minimum annual salary ("Base Salary") at a rate not less than the annual base salary payable to Employee by Franklin and/or any Franklin subsidiary on January 1, 1998, plus an additional $5,000 per annum as compensation for lost benefits, payable in accordance with the payroll practices of Employer applicable to officers.

                          b.      Employee shall participate in any bonus or
incentive plan of Employer, whether such plan provides for awards in cash or securities, made available to similarly situated officers of Employer, as such plan or plans may be modified from time to time, or such other similar plans of Employer for which Employee may become eligible and designated a participant.

                          c.      The rate of Base Salary of Employee shall be
reviewed as of April 1 of each year during the Term in accordance with Employer's established performance review procedures and compensation practices for management officers holding similar title and position as Employee, and the Base Salary of Employee shall be adjusted or not adjusted as of such date and year based on the performance of Employee as determined by Employer.

                          d.      Except as otherwise specifically provided
herein, for as long as Employee is employed by Employer, Employee also shall be entitled to receive, on the same basis as other similarly situated officers of Employer, employee pension (including 401(k)) and welfare benefits and group employee benefits such as sick leave, vacation, group disability and health, dental, life, and accident insurance, supplemental executive retirement plan, stock option plan and similar indirect compensation which Employer may from time to time extend to similarly situated executives; provided, however, in no event shall Employee's annual vacation be less than five weeks per annum.

                          e.      For as long as Employee is employed by
Employer, Employer shall reimburse Employee or otherwise provide for or pay all reasonable expenses incurred by Employee in furtherance of, or in connection with the business of, Employer, subject to such standard documentation as may be established by Employer.

                          f.      [SOLELY IN AGREEMENT FOR ROBERT P. PINCUS]
Employer shall maintain or cause to be maintained for the benefit of Employee
(i) from the date hereof through December 20, 2002, that certain Deferred Compensation Plan dated as of July 1, 1997 between Employee and Franklin National Bank and (ii) that certain Split-Dollar Life Insurance Agreement dated as of

December 20, 1996 among Employee, The Robert P. Pincus Family Trust and Franklin National Bank.

                          g.      Employer shall assume Franklin's liability
and obligations with respect to the automobile lease currently in effect for the benefit of Employee for the remainder of the existing lease term. Following the end of the existing lease term, Employee shall be subject to Employer's standard automobile policy as in effect from time to time.

                 4.       Covenants of Employee.

                          a.      To the extent and subject to the limitations
provided in the following subsections of this Section 4 (whichever may be applicable), upon termination of Employee's employment, Employee will not directly or indirectly, either as a principal, agent, employee, employer, stockholder, co-partner or in any other individual or representative capacity whatsoever: (i) engage in a Competitive Business anywhere in the District of Columbia, the Commonwealth of Virginia or the States of North Carolina, South Carolina or Maryland, or any county contiguous to any such State, District or Commonwealth; or (ii) solicit, or assist any other person in so soliciting, any depositors or customers of Employer, BB&T or their Affiliates to make deposits in or to become customers of any other financial institution conducting a Competitive Business; or (iii) induce any employees to terminate their employment with Employer, BB&T or their Affiliates. As used in this Agreement, the term "Competitive Business" means the banking and financial services business, which includes consumer savings, commercial banking and the insurance and trust businesses, or the savings and loan or mortgage banking business, or any other business in which Employer, BB&T or their Affiliates are engaged; the term "Affiliate" means a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person; and the term "Person" means any person, partnership, corporation, company, group or other entity.

                          b.      Following the termination of employment
hereunder of Employee for any reason, whether voluntary or involuntary, Employee shall be subject to the provisions of Section 4(a) until the later of:
(i) the fifth anniversary of the date hereof; (ii) the third anniversary of the date of Employee's termination of employment; or (iii) the date Employee ceases to receive Termination Compensation as provided in Section 6(c) or payments as provided in Section 6(e).

                          c.      During the Term of Employee's employment
hereunder and thereafter, and except as required by any court, supervisory authority or administrative agency or as may be otherwise required by applicable law, Employee shall not, without the written consent of the Board of Directors of Employer or a person authorized thereby, disclose to any person, other than an employee of Employer, BB&T or an Affiliate thereof or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Employee of his duties as an employee of Employer, any confidential information obtained by him while in the employ of Employer, unless such information has become a matter of public knowledge at the time of such disclosure.

                          d.      The covenants contained in this Section 4
shall be construed and interpreted in any judicial proceeding to permit their enforcement to the maximum extent permitted by law. Employee acknowledges that BB&T was induced to consummate the merger of Franklin into BB&T Financial Corporation of Virginia partially in reliance on such covenants, which merger materially benefitted Employee, and Employee agrees that the restraints imposed herein are necessary for the reasonable and proper protection of Employer, BB&T and their Affiliates and that each and every one of the restraints is reasonable in respect to activities restricted, length of time and geographic area. Employee further acknowledges that damages at law would not be a measurable or adequate remedy for breach of the covenants contained in this
Section 4 and, accordingly, Employee agrees to submit to the equitable jurisdiction of any court of competent jurisdiction in connection with any action to enjoin Employee from violating any such covenants.

                 5. Disability. If, by reason of physical or mental disability during the Term, Employee is unable to carry out the essential functions of his employment hereunder for six consecutive months, his services hereunder may be terminated by action of the Board of Directors of Employer determining so to do upon one month's notice to be effective at any time after the period of six continuous months of disability and while such disability continues. If, prior to the effective time of such notice, Employee shall recover from such disability and return to the full-time active discharge of his duties, then such notice shall be of no further force and effect and Employee's employment shall continue as if the same had been uninterrupted. If Employee shall not so recover from his disability and return to his duties, then his services shall terminate at the effective time of such one month's notice with the same force and effect as if that date had been the end of the Term originally provided for hereunder. During the first six months of the period of Employee's disability, Employee shall continue to earn all compensation (including bonuses and incentive compensation) and enjoy all such benefits to which Employee would have been entitled as if he had not been disabled, such compensation to be paid at the time, in the amounts, and in the manner provided in Section 3(a), inclusive of any compensation received pursuant to any applicable disability insurance plan of Employer or BB&T. Thereafter, Employee shall receive compensation to which he is entitled under any applicable disability insurance plan maintained by the Employer or BB&T.
In the event a dispute arises between Employee and Employer concerning Employee's physical or mental ability to continue or return to the performance of his duties as aforesaid, Employee shall submit to examination (at Employer's expense) by a competent physician mutually agreeable to the parties, and the physician's opinion as to Employee's capability to so perform will be final and binding.

                 6.       Termination.

                          a.      If Employee shall die during the Term, this
Agreement and the employment relationship hereunder will automatically terminate on the date of death, which date shall be the last day of the Term.

                          b.      Employer shall have the right to terminate
Employee's employment under this Agreement at any time for Just Cause, which termination shall be effective immediately. Termination for "Just Cause" shall include termination for Employee's personal dishonesty, gross incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, conviction of a felony or of a misdemeanor involving moral turpitude, unethical business practices in connection with Employer's or BB&T's business, misappropriation of Employer's or BB&T's assets or those of their Affiliates, or material breach of any other provision of this Agreement, provided that Employee has received written notice from Employer of such material breach and such breach remains uncured thirty days after the delivery of such notice. In the event Employee's employment under this Agreement is terminated for Just Cause, or if Employee shall voluntarily terminate employment hereunder (other than as described in the first sentence of Section 6(c), or for Good Reason as described in Section 6(d) prior to the two-year anniversary of the date of this Agreement), Employee shall have no right to receive compensation or other benefits under this Agreement for any period after such termination.

                          c.      Employer may terminate Employee's employment
other than for "Just Cause", as described in Subparagraph (b) above, at any time upon written notice to Employee, which termination shall be effective immediately; and Employee may terminate his employment at any time, upon written notice to Employer if Employee's duties or scope of responsibility under this Agreement shall be materially reduced, if Employer shall breach any material provision of this Agreement and Employer shall not have remedied such breach within thirty days following written notice thereof from Employee or if Employee is involuntarily relocated more than 25 miles from the location where Employee worked immediately prior to the date of this Agreement. In the event of a termination pursuant to this Subparagraph (c), (i) Employee will receive
(A) all compensation accrued but not yet paid through the date of termination and (B) the highest amount of the annual cash compensation (including cash bonuses and other cash-based benefits, including for these purposes amounts earned or payable whether or not deferred) received from Franklin or Employer during any of the three calendar years immediately preceding such termination ("Termination Compensation") in each year until the end of the Term (prorated for any partial year), so long as Employee complies with Section 4(a) of the Agreement, and (ii) Employer and BB&T shall use their best efforts to accelerate vesting of any unvested benefits of Employee under any employee stock-based or other benefit plan or arrangement to the extent permitted by the terms of such plan. The Termination Compensation shall be payable at the times salary payments would have been made in accordance with Section 3(a) . In addition, Employee shall continue to participate in the same group hospitalization plan, health care plan, dental care plan, life or other insurance or death benefit plan, and any other present or future similar group employee benefit plan or program for which similarly situated officers of Employer generally are eligible, on the same terms as were in effect prior to Employee's termination, either under Employer's plans or comparable coverage, for all periods Employee receives Termination Compensation. Notwithstanding anything in this Agreement to the contrary, if Employee breaches Section 4(a) of this Agreement during the period that he is receiving Termination Compensation, Employee will not be entitled to receive any further Termination Compensation pursuant to this Section 6(c).

                          d.      In the event of a Change of Control of
Employer or BB&T at any time after the date hereof, Employee may voluntarily terminate employment with Employer or BB&T up until twelve months after the Change of Control or the second anniversary of the date hereof, if later, for "Good Reason" and, subject to Section 6(g), (x) be entitled to receive in a lump sum (i) any compensation due but not yet paid through the date of termination and (ii) in lieu of any further salary payments from the date of termination to the end of the Term, an amount equal to the Termination Compensation times 2.99, and (y) shall continue to participate in the same group hospitalization plan, health care plan, dental care plan, life or other insurance or death benefit plan, and any other present or future similar group employee benefit plan or program for which similarly situated officers of Employer generally are eligible, or comparable plans or coverage, for a period of three years following termination of employment by Employee, on the same terms as were in effect either (A) at the date of such termination, or
(B) if such plans and programs in effect prior to the Change of Control of Employer or BB&T were, considered together as a whole, materially more generous to the similarly situated officers of Employer, then at the date immediately preceding the Change of Control. Any such benefits shall be paid by Employer to the same extent as they were so paid prior to the termination or the Change of Control of Employer or BB&T, as appropriate.

                 "Good Reason" shall mean the occurrence of any of the following events without Employee's express written consent:

                          (a)     the assignment to Employee of duties
                 inconsistent with the position and status of the offices and positions of Employer held immediately prior to the Change of Control;

                          (b) a reduction by Employer in Employee's pay grade or base salary as then in effect, or the exclusion of Employee from participation in Employer's benefit plans in which he previously participated as in effect at the date hereof or as the same may be increased from time to time during the Term, or Employer's failure to increase (within twelve months of Employee's last increase in base salary) Employee's base salary in an amount which at least equals, on a percentage basis, the average percentage increase in base salary for all employees entitled to participate in Employer's incentive plans for which Employee was eligible in the preceding twelve months; or

                          (c) an involuntary relocation of Employee more than 25 miles from the location where Employee worked immediately prior to the Change in Control or the breach by Employer of any material provision of this Agreement; or

                          (d) any purported termination of the employment of Employee by Employer which is not effected in accordance with this Agreement.

                 A "Change of Control" shall be deemed to have occurred if (i) any person or group of persons (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934) together with its affiliates, excluding employee benefit plans of Employer or BB&T, is or becomes, directly or indirectly, the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of securities of Employer or BB&T representing 20% or more of the combined voting power of Employer's or BB&T's then outstanding securities; or
(ii) as a result of a tender offer or exchange offer for the purchase of securities of Employer or BB&T (other than such an offer by BB&T for its own securities), or as a result of a proxy contest, merger, consolidation or sale of assets, or as a result of any combination of the foregoing, individuals who at the beginning of any two-year period constitute BB&T's Board of Directors, plus new directors whose election or nomination for election by BB&T's shareholders is approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of such two-year period, cease for any reason during such two-year period to constitute at least two-thirds of the members of such Board of Directors; or (iii) the shareholders of BB&T approve a merger or consolidation of BB&T with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of BB&T outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 60% of the combined voting power of the voting securities of BB&T or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the shareholders of BB&T approve a plan of complete liquidation or winding-up of BB&T or an agreement for the sale or disposition by BB&T of all or substantially all of BB&T's assets; or (v) any event which BB&T's Board of Directors determines should constitute a Change of Control.

                          e.      In the event Employee elects to resign from
employment under this Agreement subsequent to the two-year anniversary of the date hereof, and such resignation is for reasons other than as provided in the first sentence of Section 6(c), "Good Reason," death or disability, Employee shall be entitled to receive an annual amount for the remainder of the Term as in effect at the time of such resignation equal to seventy percent of his annual Base Salary as in effect at the time of such resignation, payable in monthly installments.

                          f.      In receiving any payments or benefits
pursuant to this Section 6, Employee shall not be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Employee hereunder, and such amounts shall not be reduced or terminated whether or not Employee obtains other employment.

                          g.      Notwithstanding anything in this Agreement to
the contrary, if any of the payments provided for under this Agreement (the "Agreement Payments"), together with any other payments that Employee has the right to receive (such other payments together with the Agreement Payments are referred to as the "Total Payments"), would constitute a "parachute payment" as defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code") (a "Parachute Payment"), the Agreement Payments shall be reduced by the smallest amount necessary so that no portion of such Total Payments would be Parachute Payments. In the event Employer shall make an Agreement Payment to Employee that would constitute a Parachute Payment, Employee shall return such payment to Employer (together with interest at the rate set forth in Section 1274(b)(2)(B) of the Code). For purposes of determining whether and the extent to which the Total Payments constitute Parachute Payments, no portion of the Total Payments the receipt of which Employee has effectively waived in writing shall be taken into account.

                 7.       Other Employment.

                 Employee shall devote all of his business time, attention, knowledge and skills solely to the business and interest of Employer, BB&T and their Affiliates, and Employer, BB&T and their Affiliates shall be entitled to all of the benefits, profits and other emoluments arising from or incident to all work, services and advice of Employee, and Employee shall not, during the Term hereof, become interested directly or indirectly, in any manner, as partner, officer, director, stockholder, advisor, employee or in any other capacity in any other business similar to Employer's or BB&T's business; provided, however, that nothing herein contained (including without limitation the provisions of Section 4(a)) shall be deemed to prevent or limit the right of Employee to invest in a business similar to Employer's or BB&T's business if such investment is limited to less than one percent of the capital stock or other securities of any corporation or similar organization whose stock or securities are publicly owned or are regularly traded on any public exchange. Employee, in his individual capacity and not as an employee or officer of Employer, shall be permitted to continue to serve as a member of the board of directors of The Mills Corporation, and Employee shall be able to retain any remuneration received by Employee in connection with his service on the board of directors of The Mills Corporation.

                 8.       Miscellaneous.

                          a.      This Agreement shall be governed by and
construed in accordance with the laws of the Commonwealth of Virginia without regard to any otherwise applicable principles of conflicts of law principles thereof.

                          b.      This Agreement constitutes the entire
Agreement between Employee and Employer with respect to the subject matter hereof, and supersedes in their entirety any and all prior oral or written agreements, understandings or arrangements between Employee and Franklin or Employer or any of their respective Affiliates relating to the terms of Employee's employment by Employer or Franklin, and all such agreements, understandings and arrangements are hereby terminated and are of no force and effect, including without limitation, Employee's employment agreement with Employer, dated April 17, 1991. Employee hereby expressly disclaims any rights under any such agreements, understandings and arrangements. This Agreement may not be amended or terminated except by an agreement in writing signed by both parties.

                          c.      This Agreement may be executed in two or more
counterparts, all of which, taken together, shall constitute one and the same instrument.

                          d.      Any notice or other communication required or
permitted under this Agreement shall be effective only if it is in writing and delivered in person or by nationally recognized overnight courier service or deposited in the mails, postage prepaid, return receipt requested, addressed as follows:

                          To Employer or BB&T:

                          BB&T Corporation
                          200 West Second Street
                          Winston-Salem, NC 27101
                          Attention:       Chief Operating Officer

                          To Employee:

                          ----------------
                          [Address]


Notices given in person or by overnight courier service shall be deemed given when delivered in person or to the courier addressed as required by this
Section 8(d), and notices given by mail shall be deemed given three days after deposit in the mails. Any party hereto may designate by written notice to the other party in accordance herewith any other address to which notices addressed to him shall be sent.

                          e.      The provisions of this Agreement shall be
deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. It is understood and agreed that no failure or delay by Employer, BB&T or Employee in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

                          f.      This Agreement may not be assigned by
Employee without the written consent of Employer. This Agreement shall be binding on any successors or assigns of either party hereto.

                          g.      For purposes of this Agreement, employment of
Employee by any Affiliate of BB&T shall be deemed to be employment by Employer hereunder, and a transfer of employment of Employee from one such Affiliate to another shall not be deemed to be a termination of employment of Employee by Employer or a cessation of the Term, it being the intention of the parties hereto that employment of Employee by any Affiliate of BB&T shall be treated as employment of Employer and that the provisions of this Agreement shall continue to be fully applicable following any such transfer; provided, however, Employee shall not be deemed to waive any right hereunder because of Employee's participation in any such transfer. By executing this Agreement, BB&T shall guarantee to Employee the performance hereunder of Employer.

                          h.      If any claim shall arise under this Agreement
which has not been resolved by the parties within thirty days following notice by the claiming party or parties ("Claimant") to the other party or parties ("Recipient"), either the Claimant or the Recipient may submit the claim for resolution by binding arbitration in accordance with the Federal Arbitration Act (or, if not applicable, applicable state law). Arbitration shall be by one arbitrator or a panel of three arbitrators experienced in the matters at issue and selected in accordance with the Rules for Non-

Administered Arbitration of Business Disputes (the "Rules") of the Center for Public Resources, New York, New York. If the Claimant and Recipient cannot agree on the number of arbitrators, a panel of three arbitrators shall be used. Arbitration will be held in Richmond, Virginia, and shall be conducted in accordance with the Rules. The decision of the arbitrator(s) shall be final and binding upon the parties. The determination of which party (or combination thereof) shall bear the costs and expenses incurred in connection with any such arbitration proceedings shall be determined by the arbitrator(s). Any decision of the arbitrator(s) and satisfaction thereof may be enforced by the party entitled thereto in any court having jurisdiction over the subject matter or the parties. All unresolved claims arising under this Agreement shall be exclusively resolved pursuant to the terms of this subparagraph h.


                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                   BB&T CORPORATION



                                   By:
                                       --------------------------------
                                       Name:
                                            ---------------------------
                                       Title:
                                             --------------------------

                                   BRANCH BANKING & TRUST
                                   COMPANY OF VIRGINIA


                                   By:
                                       --------------------------------
                                       Name:
                                            ---------------------------
                                       Title:
                                             --------------------------


                                   EMPLOYEE:


                                   ------------------------------------

                                   ------------------------------------

                                  EXHIBIT "A"



Primary Duties:

         Employee shall be responsible for the overall performance of the Region, including the achievement of expected levels of client service quality, balance sheet quality, profitability and growth. While enhancing the long-term performance of the Region, Employee shall ensure that the Region performs in a manner consistent with the mission of BB&T.

Essential Responsibilities. Employee shall:

         1. Assume overall responsibility for sales management for the Region, optimize sales results; provide sales leadership to all regional personnel; ensure the fullest execution of the sales management system; and personally ensure that all major clients and prospects are provided the highest quality service, including personally calling on and servicing major clients;

         2. Manage human resources within the assigned Region, including training, education, performance ratings, salary adjustments, promotions, transfers, hirings, firings and staffing levels; prepare and implement long-range human resource plans;

         3. Place client service quality as Priority No. 1 and act as "champion" of the client;

         4. Have primary responsibility for the long-run profitability of the Region, as measured by ROA and ROE;

         5. Work closely with Employer's Business Loan Administration and Retail Loan Administration to ensure that the key loan portfolio goals of profitability, safety, liquidity, growth and productivity are met;

         6. Work closely with Employer's Fund Management Division to enhance Employer's liability growth, costs and mix;

         7. Work with all staff functions to ensure an appropriate focus on delivering services which generate non-interest income;

         8. Be responsible for controlling costs within the Region and for control of fixed asset investments;

         9. Develop a long-range delivery system strategy (including branch locations), with the support of Employer's Marketing and Banking Services Departments, to ensure maximum market penetration at minimum cost;

         10. Be actively involved with Employer's Local Advisory Boards to ensure that board members work efficiently for Employer and that the Local Advisory Boards contain the proper representatives from the community;

         11.     Participate in overall goal setting for Employer's Banking
                 Group;

         12. Act as the primary contact between the branches and the Employer's and BB&T's Executive Management;

         13. Ensure that effective communications exist between home office functions and branch personnel;

         14. Participate in various branch, community and professional organizations within the Region, as needed or requested;

         15. Act as senior management, where appropriate, for all branch-based activities; and

         16.     Perform such other tasks as may be assigned from time to time.

                                                                        ANNEX B2


                              EMPLOYMENT AGREEMENT


                 THIS EMPLOYMENT AGREEMENT ("Agreement") is made as of _____________ 1998, by and among BB&T CORPORATION ("BB&T"), a North Carolina corporation having its principal office at Winston-Salem, North Carolina, BRANCH BANKING & TRUST COMPANY OF VIRGINIA ("Employer"), a Virginia corporation and wholly owned subsidiary of BB&T and ___________ (the "Employee");

                                WITNESSETH THAT:

                 WHEREAS, Employee has been an officer of Franklin Bancorporation, Inc. ("Franklin") and Franklin National Bank, a wholly owned subsidiary of Franklin, and Franklin merged with BB&T Financial Corporation of Virginia, a wholly-owned subsidiary of BB&T, effective _____________, 1998;

                 WHEREAS, the parties have agreed to enter into this Employment Agreement incident to said merger;

                 WHEREAS, Employer considers the continued availability of Employee's services to be important to the management and conduct of Employer's business and desires to secure the continued availability of Employee's services; and

                 WHEREAS, Employee is willing to make his services available to Employer on the terms and subject to the conditions set forth herein;

                 NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

                 1. Employment. As of the date hereof, Employee shall be employed as Senior Vice President of Employer. Employee hereby accepts and agrees to such employment, subject to the general supervision and pursuant to the orders, advice, and direction of Employer and its Board of Directors. Employee shall perform such duties as are customarily performed by one holding the position of Senior Vice President in other organizations engaged in the same or similar businesses as Employer, and shall additionally render such other services and duties as may be reasonably assigned to him from time to time by Employer, consistent with his position.

                 2. Term of Employment. The term of this Agreement (the "Term") shall commence on the date hereof and shall terminate on the day next preceding the fourth anniversary of such date.

                 3.       Compensation.

                          a.      For all services rendered by Employee to
Employer under this Agreement, Employer shall pay to Employee, during the Term, a minimum annual salary ("Base Salary") at a rate not less than the annual base salary payable to Employee by Franklin and/or any Franklin subsidiary on January 1, 1998, payable in accordance with the payroll practices of Employer applicable to officers.

                          b.      Employee shall participate in any bonus or
incentive plan of Employer, whether such plan provides for awards in cash or securities, made available to similarly situated officers of Employer, as such plan or plans may be modified from time to time, or such other similar plans of Employer for which Employee may become eligible and designated a participant.

                          c.      The rate of Base Salary of Employee shall be
reviewed as of April 1 of each year during the Term in accordance with Employer's established performance review procedures and compensation practices for management officers holding similar title and position as Employee, and the Base Salary of Employee shall be adjusted or not adjusted as of such date and year based on the performance of Employee as determined by Employer.

                          d.      Except as otherwise specifically provided
herein, for as long as Employee is employed by Employer, Employee also shall be entitled to receive, on the same basis as other similarly situated officers of Employer, employee pension (including 401(k)) and welfare benefits and group employee benefits such as sick leave, vacation, group disability and health, dental, life, and accident insurance, supplemental employee retirement plan, stock option plan and similar indirect compensation which Employer may from time to time extend to similarly situated employees.

                          e.      For as long as Employee is employed by
Employer, Employer shall reimburse Employee or otherwise provide for or pay all reasonable expenses incurred by Employee in furtherance of, or in connection with the business of, Employer, subject to such standard documentation as may be established by Employer.

                          f.       [SOLELY IN AGREEMENT FOR JOSEPH B. HEAD].
Employer shall assume Franklin's liability and obligations with respect to the automobile lease currently in effect for the benefit of Employee for the remainder of the existing lease term. Following the end of the existing lease term, Employee shall be subject to Employer's standard automobile policy as in effect from time to time.

                 4.       Covenants of Employee.

                          a.      To the extent and subject to the limitations
provided in the following subsections of this Section 4 (whichever may be applicable), upon termination of Employee's employment, Employee will not directly or indirectly, either as a principal, agent, employee, employer, stockholder, co-partner or in any other individual or representative capacity whatsoever:

(i) engage in a Competitive Business anywhere in the District of Columbia, the Commonwealth of Virginia or the State of Maryland, or any county contiguous to any such District, Commonwealth or State; or (ii) solicit, or assist any other person in so soliciting, any depositors or customers of Employer, BB&T or their Affiliates to make deposits in or to become customers of any other financial institution conducting a Competitive Business; or (iii) induce any employees to terminate their employment with Employer, BB&T or their Affiliates. As used in this Agreement, the term "Competitive Business" means the banking and financial services business, which includes consumer savings, commercial banking and the insurance and trust businesses, or the savings and loan or mortgage banking business, or any other business in which Employer, BB&T or their Affiliates are engaged; the term "Affiliate" means a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person; and the term "Person" means any person, partnership, corporation, company, group or other entity.

                          b.      Following the termination of employment
hereunder of Employee for any reason, whether voluntary or involuntary, Employee shall be subject to the provisions of Section 4(a) until the later of:
(i) the fourth anniversary of the date hereof; (ii) the second anniversary of the date of Employee's termination of employment; or (iii) the date Employee ceases to receive Termination Compensation as provided in Section 6(c) or payments as provided in Section 6(e).

                          c.      During the Term of Employee's employment
hereunder and thereafter, and except as required by any court, supervisory authority or administrative agency or as may be otherwise required by applicable law, Employee shall not, without the written consent of the Board of Directors of Employer or a person authorized thereby, disclose to any person, other than an employee of Employer, BB&T or an Affiliate thereof or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Employee of his duties as an employee of Employer, any confidential information obtained by him while in the employ of Employer, unless such information has become a matter of public knowledge at the time of such disclosure.

                          d.      The covenants contained in this Section 4
shall be construed and interpreted in any judicial proceeding to permit their enforcement to the maximum extent permitted by law. Employee acknowledges that BB&T was induced to consummate the merger of Franklin into BB&T Financial Corporation of Virginia partially in reliance on such covenants, which merger materially benefitted Employee, and Employee agrees that the restraints imposed herein are necessary for the reasonable and proper protection of Employer, BB&T and their Affiliates and that each and every one of the restraints is reasonable in respect to activities restricted, length of time and geographic area. Employee further acknowledges that damages at law would not be a measurable or adequate remedy for breach of the covenants contained in this
Section 4 and, accordingly, Employee agrees to submit to the equitable jurisdiction of any court of competent jurisdiction in connection with any action to enjoin Employee from violating any such covenants.

                 5. Disability. If, by reason of physical or mental disability during the Term, Employee is unable to carry out the essential functions of his employment hereunder for six consecutive months, his services hereunder may be terminated by action of the Board of Directors of Employer determining so to do upon one month's notice to be effective at any time after the period of six continuous months of disability and while such disability continues. If, prior to the effective time of such notice, Employee shall recover from such disability and return to the full-time active discharge of his duties, then such notice shall be of no further force and effect and Employee's employment shall continue as if the same had been uninterrupted. If Employee shall not so recover from his disability and return to his duties, then his services shall terminate at the effective time of such one month's notice with the same force and effect as if that date had been the end of the Term originally provided for hereunder. During the first six months of the period of Employee's disability, Employee shall continue to earn all compensation (including bonuses and incentive compensation) and enjoy all such benefits to which Employee would have been entitled as if he had not been disabled, such compensation to be paid at the time, in the amounts, and in the manner provided in Section 3(a), inclusive of any compensation received pursuant to any applicable disability insurance plan of Employer or BB&T. Thereafter, Employee shall receive compensation to which he is entitled under any applicable disability insurance plan maintained by the Employer or BB&T. In the event a dispute arises between Employee and Employer concerning Employee's physical or mental ability to continue or return to the performance of his duties as aforesaid, Employee shall submit to examination (at Employer's expense) by a competent physician mutually agreeable to the parties, and the physician's opinion as to Employee's capability to so perform will be final and binding.

                 6.       Termination.

                          a.      If Employee shall die during the Term, this
Agreement and the employment relationship hereunder will automatically terminate on the date of death, which date shall be the last day of the Term.

                          b.      Employer shall have the right to terminate
Employee's employment under this Agreement at any time for Just Cause, which termination shall be effective immediately. Termination for "Just Cause" shall include termination for Employee's personal dishonesty, gross incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, conviction of a felony or of a misdemeanor involving moral turpitude, unethical business practices in connection with Employer's or BB&T's business, misappropriation of Employer's or BB&T's assets or those of their Affiliates, or material breach of any other provision of this Agreement, provided that Employee has received written notice from Employer of such material breach and such breach remains uncured thirty days after the delivery of such notice. In the event Employee's employment under this Agreement is terminated for Just Cause, or if Employee shall voluntarily terminate employment hereunder (other than as described in the first sentence of Section 6(c), or for Good Reason as described in Section 6(d) prior to the two-year anniversary of the date of this Agreement), Employee shall have no right to receive compensation or other benefits under this Agreement for any period after such termination.

                          c.      Employer may terminate Employee's employment
other than for "Just Cause", as described in Subparagraph (b) above, at any time upon written notice to Employee, which termination shall be effective immediately; and Employee may terminate his employment at any time, upon written notice to Employer if Employee's duties or scope of responsibility under this Agreement shall be materially reduced or if Employer shall breach any material provision of this Agreement and Employer shall not have remedied such breach within thirty days following written notice thereof from Employee. In the event of a termination pursuant to this Subparagraph (c), (i) Employee will receive (A) all compensation accrued but not yet paid through the date of termination and (B) the highest amount of the annual cash compensation (including cash bonuses and other cash-based benefits, including for these purposes amounts earned or payable whether or not deferred) received from Franklin or Employer during any of the three calendar years immediately preceding such termination ("Termination Compensation") in each year until the end of the Term (prorated for any partial year), so long as Employee complies with Section 4(a) of the Agreement, and (ii) Employer and BB&T shall use their best efforts to accelerate vesting of any unvested benefits of Employee under any employee stock-based or other benefit plan or arrangement to the extent permitted by the terms of such plan. The Termination Compensation shall be payable at the times salary payments would have been made in accordance with
Section 3(a). In addition, Employee shall continue to participate in the same group hospitalization plan, health care plan, dental care plan, life or other insurance or death benefit plan, and any other present or future similar group employee benefit plan or program for which similarly situated officers of Employer generally are eligible, on the same terms as were in effect prior to Employee's termination, either under Employer's plans or comparable coverage, for all periods Employee receives Termination Compensation. Notwithstanding anything in this Agreement to the contrary, if Employee breaches Section 4(a) of this Agreement during the period that he is receiving Termination Compensation, Employee will not be entitled to receive any further Termination Compensation pursuant to this Section 6(c).

                          d.      In the event of a Change of Control of
Employer or BB&T at any time after the date hereof, Employee may voluntarily terminate employment with Employer or BB&T up until twelve months after the Change of Control for "Good Reason" and, subject to Section 6(g), (x) be entitled to receive in a lump sum (i) any compensation due but not yet paid through the date of termination and (ii) in lieu of any further salary payments from the date of termination to the end of the Term, an amount equal to the Termination Compensation times 2.99, and (y) shall continue to participate in the same group hospitalization plan, health care plan, dental care plan, life or other insurance or death benefit plan, and any other present or future similar group employee benefit plan or program for which similarly situated officers of Employer generally are eligible, or comparable plans or coverage, for a period of three years following termination of employment by Employee, on the same terms as were in effect either (A) at the date of such termination, or
(B) if such plans and programs in effect prior to the Change of Control of Employer or BB&T were, considered together as a whole, materially more generous to the similarly situated officers of Employer, then at the date immediately preceding the Change of Control. Any such benefits shall be paid by Employer to the same extent as they were so paid prior to the termination or the Change of Control of Employer or BB&T, as appropriate.

                 "Good Reason" shall mean the occurrence of any of the following events without Employee's express written consent:

                          (a)     the assignment to Employee of duties
                 inconsistent with the position and status of the offices and positions of Employer held immediately prior to the Change of Control;

                          (b) a reduction by Employer in Employee's pay grade or base salary as then in effect, or the exclusion of Employee from participation in Employer's benefit plans in which he previously participated as in effect at the date hereof or as the same may be increased from time to time during the Term, or Employer's failure to increase (within twelve months of Employee's last increase in base salary) Employee's base salary in an amount which at least equals, on a percentage basis, the average percentage increase in base salary for all employees entitled to participate in Employer's incentive plans for which Employee was eligible in the preceding twelve months; or

                          (c) an involuntary relocation of Employee more than 100 miles from the location where Employee worked immediately prior to the Change in Control or the breach by Employer of any material provision of this Agreement; or

                          (d) any purported termination of the employment of Employee by Employer which is not effected in accordance with this Agreement.

                 A "Change of Control" shall be deemed to have occurred if (i) any person or group of persons (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934) together with its affiliates, excluding employee benefit plans of Employer or BB&T, is or becomes, directly or indirectly, the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of securities of Employer or BB&T representing 20% or more of the combined voting power of Employer's or BB&T's then outstanding securities; or (ii) as a result of a tender offer or exchange offer for the purchase of securities of Employer or BB&T (other than such an offer by BB&T for its own securities), or as a result of a proxy contest, merger, consolidation or sale of assets, or as a result of any combination of the foregoing, individuals who at the beginning of any two-year period constitute BB&T's Board of Directors, plus new directors whose election or nomination for election by BB&T's shareholders is approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of such two-year period, cease for any reason during such two-year period to constitute at least two-thirds of the members of such Board of Directors; or (iii) the shareholders of BB&T approve a merger or consolidation of BB&T with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of BB&T outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 60% of the combined voting power of the voting securities of BB&T or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the shareholders of BB&T approve a plan of complete liquidation or winding-up of BB&T or an agreement for the sale or disposition by BB&T of all or substantially all of BB&T's assets; or (v) any event which BB&T's Board of Directors determines should constitute a Change of Control.

                          e.      In the event Employee elects to resign from
employment under this Agreement subsequent to the two-year anniversary of the date hereof, and such resignation is for reasons other than as provided in the first sentence of Section 6(c), "Good Reason," death or disability, Employee shall be entitled to receive an annual amount for the remainder of the Term as in effect at the time of such resignation equal to seventy percent of his annual Base Salary as in effect at the time of such resignation, payable in monthly installments.

                          f.      In receiving any payments or benefits
pursuant to this Section 6, Employee shall not be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Employee hereunder, and such amounts shall not be reduced or terminated whether or not Employee obtains other employment.

                          g.      Notwithstanding anything in this Agreement to
the contrary, if any of the payments provided for under this Agreement (the "Agreement Payments"), together with any other payments that Employee has the right to receive (such other payments together with the Agreement Payments are referred to as the "Total Payments"), would constitute a "parachute payment" as defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code") (a "Parachute Payment"), the Agreement Payments shall be reduced by the smallest amount necessary so that no portion of such Total Payments would be Parachute Payments. In the event Employer shall make an Agreement Payment to Employee that would constitute a Parachute Payment, Employee shall return such payment to Employer (together with interest at the rate set forth in Section 1274(b)(2)(B) of the Code). For purposes of determining whether and the extent to which the Total Payments constitute Parachute Payments, no portion of the Total Payments the receipt of which Employee has effectively waived in writing shall be taken into account.

                 7.       Other Employment.

                 Employee shall devote all of his business time, attention, knowledge and skills solely to the business and interest of Employer, BB&T and their Affiliates, and Employer, BB&T and their Affiliates shall be entitled to all of the benefits, profits and other emoluments arising from or incident to all work, services and advice of Employee, and Employee shall not, during the Term hereof, become interested directly or indirectly, in any manner, as partner, officer, director, stockholder, advisor, employee or in any other capacity in any other business similar to Employer's or BB&T's business; provided, however, that nothing herein contained (including without limitation the provisions of Section 4(a)) shall be deemed to prevent or limit the right of Employee to invest in a business similar to Employer's or BB&T's business if such investment is limited to less than one percent of the capital stock or other securities of any corporation or similar organization whose stock or securities are publicly owned or are regularly traded on any public exchange.

                 8.       Miscellaneous.

                          a.      This Agreement shall be governed by and
construed in accordance with the laws of the Commonwealth of Virginia without regard to any otherwise applicable principles of conflicts of law principles thereof.

                          b.      This Agreement constitutes the entire
Agreement between Employee and Employer with respect to the subject matter hereof, and supersedes in their entirety any and all prior oral or written agreements, understandings or arrangements between Employee and Franklin or Employer or any of their respective Affiliates relating to the terms of Employee's employment by Employer or Franklin, and all such agreements, understandings and arrangements are hereby terminated and are of no force and effect, including without limitation, Employee's employment agreement with Employer, dated ___________. Employee hereby expressly disclaims any rights under any such agreements, understandings and arrangements. This Agreement may not be amended or terminated except by an agreement in writing signed by both parties.

                          c.      This Agreement may be executed in two or more
counterparts, all of which, taken together, shall constitute one and the same instrument.

                          d.      Any notice or other communication required or
permitted under this Agreement shall be effective only if it is in writing and delivered in person or by nationally recognized overnight courier service or deposited in the mails, postage prepaid, return receipt requested, addressed as follows:

                          To Employer or BB&T:

                          BB&T Corporation
                          200 West Second Street
                          Winston-Salem, NC 27101
                          Attention:       Chief Operating Officer


                          To Employee:

                          ----------------
                          [Address]


Notices given in person or by overnight courier service shall be deemed given when delivered in person or to the courier addressed as required by this
Section 8(d), and notices given by mail shall be deemed given three days after deposit in the mails. Any party hereto may designate by written notice to the other party in accordance herewith any other address to which notices addressed to him shall be sent.

                          e.      The provisions of this Agreement shall be
deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. It is understood and agreed that no failure or delay by Employer, BB&T or Employee in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

                          f.      This Agreement may not be assigned by
Employee without the written consent of Employer. This Agreement shall be binding on any successors or assigns of either party hereto.

                          g.      For purposes of this Agreement, employment of
Employee by any Affiliate of BB&T shall be deemed to be employment by Employer hereunder, and a transfer of employment of Employee from one such Affiliate to another shall not be deemed to be a termination of employment of Employee by Employer or a cessation of the Term, it being the intention of the parties hereto that employment of Employee by any Affiliate of BB&T shall be treated as employment of Employer and that the provisions of this Agreement shall continue to be fully applicable following any such transfer; provided, however, Employee shall not be deemed to waive any right hereunder because of Employee's participation in any such transfer. By executing this Agreement, BB&T shall guarantee to Employee the performance hereunder of Employer.

                          h.      If any claim shall arise under this Agreement
which has not been resolved by the parties within thirty days following notice by the claiming party or parties ("Claimant") to the other party or parties ("Recipient"), either the Claimant or the Recipient may submit the claim for resolution by binding arbitration in accordance with the Federal Arbitration Act (or, if not applicable, applicable state law). Arbitration shall be by one arbitrator or a panel of three arbitrators experienced in the matters at issue and selected in accordance with the Rules for Non-Administered Arbitration of Business Disputes (the "Rules") of the Center for Public Resources, New York,
New York.   If the Claimant and Recipient cannot agree on the number of arbitrators, a panel of three arbitrators shall be used. Arbitration will be held in Richmond, Virginia, and shall be conducted in accordance with the Rules. The decision of the arbitrator(s) shall be final and binding upon the parties. The determination of which party (or combination thereof) shall bear the costs and expenses incurred in connection with any such arbitration proceedings shall be determined by the arbitrator(s). Any decision of the arbitrator(s) and satisfaction thereof may be enforced by the party entitled thereto in any court having jurisdiction over the subject matter or the parties. All unresolved claims arising under this Agreement shall be exclusively resolved pursuant to the terms of this subparagraph h.


                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                             BB&T CORPORATION



                             By:
                                -----------------------

                               Name:
                                    ---------------------------
                               Title:
                                     --------------------------

                             BRANCH BANKING & TRUST
                             COMPANY OF VIRGINIA


                             By:
                                -------------------------------
                               Name:
                                    ---------------------------
                               Title:
                                     --------------------------

                             EMPLOYEE:


                             ----------------------------------

                             ----------------------------------

                                                                        ANNEX B3


                              EMPLOYMENT AGREEMENT


                 THIS EMPLOYMENT AGREEMENT ("Agreement") is made as of _____________ 1998, by and among BB&T CORPORATION ("BB&T"), a North Carolina corporation having its principal office at Winston-Salem, North Carolina, BRANCH BANKING & TRUST COMPANY OF VIRGINIA ("Employer"), a Virginia corporation and wholly owned subsidiary of BB&T and ___________ (the "Employee");

                                WITNESSETH THAT:

                 WHEREAS, Employee has been an officer of Franklin Bancorporation, Inc. ("Franklin") and Franklin National Bank, a wholly owned subsidiary of Franklin, and Franklin merged with BB&T Financial Corporation of Virginia, a wholly-owned subsidiary of BB&T, effective _____________, 1998;

                 WHEREAS, the parties have agreed to enter into this Employment Agreement incident to said merger;

                 WHEREAS, Employer considers the continued availability of Employee's services to be important to the management and conduct of Employer's business and desires to secure the continued availability of Employee's services; and

                 WHEREAS, Employee is willing to make her services available to Employer on the terms and subject to the conditions set forth herein;

                 NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

                 1. Employment. As of the date hereof, Employee shall be employed as Senior Vice President of Employer. Employee hereby accepts and agrees to such employment, subject to the general supervision and pursuant to the orders, advice, and direction of Employer and its Board of Directors. Employee shall perform such duties as are customarily performed by one holding the position of Senior Vice President in other organizations engaged in the same or similar businesses as Employer, and shall additionally render such other services and duties as may be reasonably assigned to her from time to time by Employer, consistent with her position.

                 2. Term of Employment. The term of this Agreement (the "Term") shall commence on the date hereof and shall terminate on the day next preceding the third anniversary of such date.

                 3.       Compensation.

                          a.      For all services rendered by Employee to
Employer under this Agreement, Employer shall pay to Employee, during the Term, a minimum annual salary ("Base Salary") at a rate not less than the annual base salary payable to Employee by Franklin and/or any Franklin subsidiary on January 1, 1998, payable in accordance with the payroll practices of Employer applicable to officers.

                          b.      Employee shall participate in any bonus or
incentive plan of Employer, whether such plan provides for awards in cash or securities, made available to similarly situated officers of Employer, as such plan or plans may be modified from time to time, or such other similar plans of Employer for which Employee may become eligible and designated a participant.

                          c.      The rate of Base Salary of Employee shall be
reviewed as of April 1 of each year during the Term in accordance with Employer's established performance review procedures and compensation practices for vice presidents, and the Base Salary of Employee shall be adjusted or not adjusted as of such date and year based on the performance of Employee as determined by Employer.

                          d.      Except as otherwise specifically provided
herein, for as long as Employee is employed by Employer, Employee also shall be entitled to receive, on the same basis as other similarly situated officers of Employer, employee pension (including 401(k)) and welfare benefits and group employee benefits such as sick leave, vacation, group disability and health, dental, life, and accident insurance, supplemental employee retirement plan, stock option plan and similar indirect compensation which Employer may from time to time extend to similarly situated employees.

                          e.      For as long as Employee is employed by
Employer, Employer shall reimburse Employee or otherwise provide for or pay all reasonable expenses incurred by Employee in furtherance of, or in connection with the business of, Employer, subject to such standard documentation as may be established by Employer.

                 4.       Covenants of Employee.

                          a.      To the extent and subject to the limitations
provided in the following subsections of this Section 4 (whichever may be applicable), upon termination of Employee's employment, Employee will not directly or indirectly, either as a principal, agent, employee, employer, stockholder, co-partner or in any other individual or representative capacity whatsoever: (i) engage in a Competitive Business anywhere in the District of Columbia, the Commonwealth of Virginia or the State of Maryland, or any county contiguous to any such District, Commonwealth or State; or (ii) solicit, or assist any other person in so soliciting, any depositors or customers of Employer, BB&T or their Affiliates to make deposits in or to become customers of any other financial institution conducting a Competitive Business; or (iii) induce any employees to terminate their employment with Employer, BB&T or their Affiliates. As used in this Agreement, the term

"Competitive Business" means the banking and financial services business, which includes consumer savings, commercial banking and the insurance and trust businesses, or the savings and loan or mortgage banking business, or any other business in which Employer, BB&T or their Affiliates are engaged; the term "Affiliate" means a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person; and the term "Person" means any person, partnership, corporation, company, group or other entity.

                          b.      Following the termination of employment
hereunder of Employee for any reason, whether voluntary or involuntary, Employee shall be subject to the provisions of Section 4(a) until the later of:
(i) the third anniversary of the date hereof; (ii) the second anniversary of the date of Employee's termination of employment; or (iii) the date Employee ceases to receive Termination Compensation as provided in Section 6(c) or payments as provided in Section 6(e).

                          c.      During the Term of Employee's employment
hereunder and thereafter, and except as required by any court, supervisory authority or administrative agency or as may be otherwise required by applicable law, Employee shall not, without the written consent of the Board of Directors of Employer or a person authorized thereby, disclose to any person, other than an employee of Employer, BB&T or an Affiliate thereof or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Employee of her duties as an employee of Employer, any confidential information obtained by her while in the employ of Employer, unless such information has become a matter of public knowledge at the time of such disclosure.

                          d.      The covenants contained in this Section 4
shall be construed and interpreted in any judicial proceeding to permit their enforcement to the maximum extent permitted by law. Employee acknowledges that BB&T was induced to consummate the merger of Franklin into BB&T Financial Corporation of Virginia partially in reliance on such covenants, which merger materially benefitted Employee, and Employee agrees that the restraints imposed herein are necessary for the reasonable and proper protection of Employer, BB&T and their Affiliates and that each and every one of the restraints is reasonable in respect to activities restricted, length of time and geographic area. Employee further acknowledges that damages at law would not be a measurable or adequate remedy for breach of the covenants contained in this
Section 4 and, accordingly, Employee agrees to submit to the equitable jurisdiction of any court of competent jurisdiction in connection with any action to enjoin Employee from violating any such covenants.

                 5. Disability. If, by reason of physical or mental disability during the Term, Employee is unable to carry out the essential functions of her employment hereunder for six consecutive months, her services hereunder may be terminated by action of the Board of Directors of Employer determining so to do upon one month's notice to be effective at any time after the period of six continuous months of disability and while such disability continues. If, prior to the effective time of such notice, Employee shall recover from such disability and return to the full-time active discharge of her duties, then such notice shall be of no further force and effect and Employee's employment shall continue as if the same had been uninterrupted. If Employee shall not so recover from her disability and return to her duties, then her services shall terminate at the effective time of such one month's notice with the same force and effect as if that date had been the end of the Term originally provided for hereunder. During the first six months of the period of Employee's disability, Employee shall continue to earn all compensation (including bonuses and incentive compensation) and enjoy all such benefits to which Employee would have been entitled as if she had not been disabled, such compensation to be paid at the time, in the amounts, and in the manner provided in Section 3(a), inclusive of any compensation received pursuant to any applicable disability insurance plan of Employer or BB&T. Thereafter, Employee shall receive compensation to which she is entitled under any applicable disability insurance plan maintained by the Employer or BB&T. In the event a dispute arises between Employee and Employer concerning Employee's physical or mental ability to continue or return to the performance of her duties as aforesaid, Employee shall submit to examination (at Employer's expense) by a competent physician mutually agreeable to the parties, and the physician's opinion as to Employee's capability to so perform will be final and binding.

                 6.       Termination.

                          a.      If Employee shall die during the Term, this
Agreement and the employment relationship hereunder will automatically terminate on the date of death, which date shall be the last day of the Term.

                          b.      Employer shall have the right to terminate
Employee's employment under this Agreement at any time for Just Cause, which termination shall be effective immediately. Termination for "Just Cause" shall include termination for Employee's personal dishonesty, gross incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, conviction of a felony or of a misdemeanor involving moral turpitude, unethical business practices in connection with Employer's or BB&T's business, misappropriation of Employer's or BB&T's assets or those of their Affiliates, or material breach of any other provision of this Agreement, provided that Employee has received written notice from Employer of such material breach and such breach remains uncured thirty days after the delivery of such notice. In the event Employee's employment under this Agreement is terminated for Just Cause, or if Employee shall voluntarily terminate employment hereunder (other than as described in the first sentence of Section 6(c), or for Good Reason as described in Section 6(d) prior to the two-year anniversary of the date of this Agreement), Employee shall have no right to receive compensation or other benefits under this Agreement for any period after such termination.

                          c.      Employer may terminate Employee's employment
other than for "Just Cause", as described in Subparagraph (b) above, at any time upon written notice to Employee, which termination shall be effective immediately; and Employee may terminate her employment at any time, upon written notice to Employer if Employee's duties or scope of responsibility under this Agreement shall be materially reduced or if Employer shall breach any material provision of this Agreement and Employer shall not have remedied such breach within thirty days following written notice thereof from Employee. In the event of a termination pursuant to this Subparagraph (c), (i) Employee will receive (A) all compensation accrued but not yet paid through the date of termination and (B) the highest amount of the annual cash compensation (including cash bonuses and other cash-based benefits, including for these purposes amounts earned or payable whether or not deferred) received from Franklin or Employer during any of the three calendar years immediately preceding such termination ("Termination Compensation") in each year until the end of the Term (prorated for any partial year), so long as Employee complies with Section 4(a) of the Agreement, and (ii) Employer and BB&T shall use their best efforts to accelerate vesting of any unvested benefits of Employee under any employee stock-based or other benefit plan or arrangement to the extent permitted by the terms of such plan. The Termination Compensation shall be payable at the times salary payments would have been made in accordance with Section 3(a). In addition, Employee shall continue to participate in the same group hospitalization plan, health care plan, dental care plan, life or other insurance or death benefit plan, and any other present or future similar group employee benefit plan or program for which similarly situated officers of Employer generally are eligible, on the same terms as were in effect prior to Employee's termination, either under Employer's plans or comparable coverage, for all periods Employee receives Termination Compensation. Notwithstanding anything in this Agreement to the contrary, if Employee breaches Section 4(a) of this Agreement during the period that she is receiving Termination Compensation, Employee will not be entitled to receive any further Termination Compensation pursuant to this Section 6(c).

                          d.      In the event of a Change of Control of
Employer or BB&T at any time after the date hereof, Employee may voluntarily terminate employment with Employer or BB&T up until twelve months after the Change of Control for "Good Reason" and, subject to Section 6(g), (x) be entitled to receive in a lump sum (i) any compensation due but not yet paid through the date of termination and (ii) in lieu of any further salary payments from the date of termination to the end of the Term, an amount equal to the Termination Compensation times 2.99, and (y) shall continue to participate in the same group hospitalization plan, health care plan, dental care plan, life or other insurance or death benefit plan, and any other present or future similar group employee benefit plan or program for which similarly situated officers of Employer generally are eligible, or comparable plans or coverage, for a period of three years following termination of employment by Employee, on the same terms as were in effect either (A) at the date of such termination, or
(B) if such plans and programs in effect prior to the Change of Control of Employer or BB&T were, considered together as a whole, materially more generous to similarly situated officers of Employer, then at the date immediately preceding the Change of Control. Any such benefits shall be paid by Employer to the same extent as they were so paid prior to the termination or the Change of Control of Employer or BB&T, as appropriate.

                 "Good Reason" shall mean the occurrence of any of the following events without Employee's express written consent:

                          (a)     the assignment to Employee of duties
                 inconsistent with the position and status of the offices and positions of Employer held immediately prior to the Change of Control;

                          (b) a reduction by Employer in Employee's pay grade or base salary as then in effect, or the exclusion of Employee from participation in Employer's benefit plans in which she previously participated as in effect at the date hereof or as the same may be increased from time to time during the Term, or Employer's failure to increase (within twelve months of Employee's last increase in base salary) Employee's base salary in an amount which at least equals, on a percentage basis, the average percentage increase in base salary for all employees entitled to participate in Employer's incentive plans for which Employee was eligible in the preceding twelve months; or

                          (c) an involuntary relocation of Employee more than 100 miles from the location where Employee worked immediately prior to the Change in Control or the breach by Employer of any material provision of this Agreement; or

                          (d) any purported termination of the employment of Employee by Employer which is not effected in accordance with this Agreement.

                 A "Change of Control" shall be deemed to have occurred if (i) any person or group of persons (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934) together with its affiliates, excluding employee benefit plans of Employer or BB&T, is or becomes, directly or indirectly, the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of securities of Employer or BB&T representing 20% or more of the combined voting power of Employer's or BB&T's then outstanding securities; or (ii) as a result of a tender offer or exchange offer for the purchase of securities of Employer or BB&T (other than such an offer by BB&T for its own securities), or as a result of a proxy contest, merger, consolidation or sale of assets, or as a result of any combination of the foregoing, individuals who at the beginning of any two-year period constitute BB&T's Board of Directors, plus new directors whose election or nomination for election by BB&T's shareholders is approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of such two-year period, cease for any reason during such two-year period to constitute at least two-thirds of the members of such Board of Directors; or (iii) the shareholders of BB&T approve a merger or consolidation of BB&T with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of BB&T outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 60% of the combined voting power of the voting securities of BB&T or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the shareholders of BB&T approve a plan of complete liquidation or winding-up of BB&T or an agreement for the sale or disposition by BB&T of all or substantially all of BB&T's assets; or (v) any event which BB&T's Board of Directors determines should constitute a Change of Control.

                          e.      In the event Employee elects to resign from
employment under this Agreement subsequent to the one-year anniversary of the date hereof, and such resignation is for reasons other than as provided in the first sentence of Section 6(c), "Good Reason," death or disability, Employee shall be entitled to receive an annual amount for the remainder of the Term as in effect at the time of such resignation equal to one hundred percent of her annual Base Salary as in effect at the time of such resignation, payable in monthly installments.

                          f.      In receiving any payments of benefits
pursuant to this Section 6, Employee shall not be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Employee hereunder, and such amounts shall not be reduced or terminated whether or not Employee obtains other employment.

                          g.      Notwithstanding anything in this Agreement to
the contrary, if any of the payments provided for under this Agreement (the "Agreement Payments"), together with any other payments that Employee has the right to receive (such other payments together with the Agreement Payments are referred to as the "Total Payments"), would constitute a "parachute payment" as defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code") (a "Parachute Payment"), the Agreement Payments shall be reduced by the smallest amount necessary so that no portion of such Total Payments would be Parachute Payments. In the event Employer shall make an Agreement Payment to Employee that would constitute a Parachute Payment, Employee shall return such payment to Employer (together with interest at the rate set forth in Section 1274(b)(2)(B) of the Code). For purposes of determining whether and the extent to which the Total Payments constitute Parachute Payments, no portion of the Total Payments the receipt of which Employee has effectively waived in writing shall be taken into account.

                 7.       Other Employment.

                 Employee shall devote all of her business time, attention, knowledge and skills solely to the business and interest of Employer, BB&T and their Affiliates, and Employer, BB&T and their Affiliates shall be entitled to all of the benefits, profits and other emoluments arising from or incident to all work, services and advice of Employee, and Employee shall not, during the Term hereof, become interested directly or indirectly, in any manner, as partner, officer, director, stockholder, advisor, employee or in any other capacity in any other business similar to Employer's or BB&T's business; provided, however, that nothing herein contained (including without limitation the provisions of Section 4(a)) shall be deemed to prevent or limit the right of Employee to invest in a business similar to Employer's or BB&T's business if such investment is limited to less than one percent of the capital stock or other securities of any corporation or similar organization whose stock or securities are publicly owned or are regularly traded on any public exchange.

                 8.       Miscellaneous.

                          a.      This Agreement shall be governed by and
construed in accordance with the laws of the Commonwealth of Virginia without regard to any otherwise applicable principles of conflicts of law principles thereof.

                          b.      This Agreement constitutes the entire
Agreement between Employee and Employer with respect to the subject matter hereof, and supersedes in their entirety any and all prior oral or written agreements, understandings or arrangements between Employee and Franklin or Employer or any of their respective Affiliates relating to the terms of Employee's employment by Employer or Franklin, and all such agreements, understandings and arrangements are hereby terminated and are of no force and effect. Employee hereby expressly disclaims any rights under any such agreements, understandings and arrangements. This Agreement may not be amended or terminated except by an agreement in writing signed by both parties.

                          c.      This Agreement may be executed in two or more
counterparts, all of which, taken together, shall constitute one and the same instrument.

                          d.      Any notice or other communication required or
permitted under this Agreement shall be effective only if it is in writing and delivered in person or by nationally recognized overnight courier service or deposited in the mails, postage prepaid, return receipt requested, addressed as follows:

                          To Employer or BB&T:

                          BB&T Corporation
                          200 West Second Street
                          Winston-Salem, NC 27101
                          Attention:       Chief Operating Officer


                          To Employee:


                          ----------------
                          [Address]


Notices given in person or by overnight courier service shall be deemed given when delivered in person or to the courier addressed as required by this
Section 8(d), and notices given by mail shall be deemed given three days after deposit in the mails. Any party hereto may designate by written notice to the other party in accordance herewith any other address to which notices addressed to her shall be sent.

                          e.      The provisions of this Agreement shall be
deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. It is understood and agreed that no failure or delay by Employer, BB&T or Employee in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

                          f.      This Agreement may not be assigned by
Employee without the written consent of Employer. This Agreement shall be binding on any successors or assigns of either party hereto.

                          g.      For purposes of this Agreement, employment of
Employee by any Affiliate of BB&T shall be deemed to be employment by Employer hereunder, and a transfer of employment of Employee from one such Affiliate to another shall not be deemed to be a termination of employment of Employee by Employer or a cessation of the Term, it being the intention of the parties hereto that employment of Employee by any Affiliate of BB&T shall be treated as employment of Employer and that the provisions of this Agreement shall continue to be fully applicable following any such transfer; provided, however, Employee shall not be deemed to waive any right hereunder because of Employee's participation in any such transfer. By executing this Agreement, BB&T shall guarantee to Employee the performance hereunder of Employer.

                          h.      If any claim shall arise under this Agreement
which has not been resolved by the parties within thirty days following notice by the claiming party or parties ("Claimant") to the other party or parties ("Recipient"), either the Claimant or the Recipient may submit the claim for resolution by binding arbitration in accordance with the Federal Arbitration Act (or, if not applicable, applicable state law). Arbitration shall be by one arbitrator or a panel of three arbitrators experienced in the matters at issue and selected in accordance with the Rules for Non-Administered Arbitration of Business Disputes (the "Rules") of the Center for Public Resources, New York,
New York.   If the Claimant and Recipient cannot agree on the number of arbitrators, a panel of three arbitrators shall be used. Arbitration will be held in Richmond, Virginia, and shall be conducted in accordance with the Rules. The decision of the arbitrator(s) shall be final and binding upon the parties. The determination of which party (or combination thereof) shall bear the costs and expenses incurred in connection with any such arbitration proceedings shall be determined by the arbitrator(s). Any decision of the arbitrator(s) and satisfaction thereof may be enforced by the party entitled thereto in any court having jurisdiction over the subject matter or the parties. All unresolved claims arising under this Agreement shall be exclusively resolved pursuant to the terms of this subparagraph h.


                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                  BB&T CORPORATION


                                  By:
                                      --------------------------------
                                      Name:
                                           ---------------------------
                                      Title:
                                            --------------------------

                                  BRANCH BANKING & TRUST
                                  COMPANY OF VIRGINIA


                                  By:
                                      --------------------------------
                                      Name:
                                           ---------------------------
                                      Title:
                                            --------------------------


                                  EMPLOYEE:

                                  ------------------------------------

                                  ------------------------------------

                                                                        ANNEX B4


                              EMPLOYMENT AGREEMENT


                 THIS EMPLOYMENT AGREEMENT ("Agreement") is made as of _____________ 1998, by and among BB&T CORPORATION ("BB&T"), a North Carolina corporation having its principal office at Winston-Salem, North Carolina, BRANCH BANKING & TRUST COMPANY OF VIRGINIA ("Employer"), a Virginia corporation and wholly owned subsidiary of BB&T and ___________ (the "Employee");

                                WITNESSETH THAT:

                 WHEREAS, Employee has been an officer of Franklin Bancorporation, Inc. ("Franklin") and Franklin National Bank, a wholly owned subsidiary of Franklin, and Franklin merged with BB&T Financial Corporation of Virginia, a wholly-owned subsidiary of BB&T, effective _____________, 1998;

                 WHEREAS, the parties have agreed to enter into this Employment Agreement incident to said merger;

                 WHEREAS, Employer considers the continued availability of Employee's services to be important to the management and conduct of Employer's business and desires to secure the continued availability of Employee's services; and

                 WHEREAS, Employee is willing to make his services available to Employer on the terms and subject to the conditions set forth herein;

                 NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

                 1. Employment. As of the date hereof, Employee shall be employed as Vice President of Employer. Employee hereby accepts and agrees to such employment, subject to the general supervision and pursuant to the orders, advice, and direction of Employer and its Board of Directors. Employee shall perform such duties as are customarily performed by one holding the position of Vice President in other organizations engaged in the same or similar businesses as Employer, and shall additionally render such other services and duties as may be reasonably assigned to him from time to time by Employer, consistent with his position.

                 2. Term of Employment. The term of this Agreement (the "Term") shall commence on the date hereof and shall terminate on __________, 2000 [INSERT DATE 30 MONTHS FROM DATE OF AGREEMENT].

                 3.       Compensation.

                          a.      For all services rendered by Employee to
Employer under this Agreement, Employer shall pay to Employee, during the Term, a minimum annual salary ("Base Salary") at a rate not less than the annual base salary payable to Employee by Franklin and/or any Franklin subsidiary on January 1, 1998, payable in accordance with the payroll practices of Employer applicable to officers.

                          b.      Employee shall participate in any bonus or
incentive plan of Employer, whether such plan provides for awards in cash or securities, made available to similarly situated officers of Employer, as such plan or plans may be modified from time to time, or such other similar plans of Employer for which Employee may become eligible and designated a participant.

                          c.      The rate of Base Salary of Employee shall be
reviewed as of April 1 of each year during the Term in accordance with Employer's established performance review procedures and compensation practices for management officers holding similar title and position as Employee, and the Base Salary of Employee shall be adjusted or not adjusted as of such date and year based on the performance of Employee as determined by Employer.

                          d.      Except as otherwise specifically provided
herein, for as long as Employee is employed by Employer, Employee also shall be entitled to receive, on the same basis as other similarly situated officers of Employer, employee pension (including 401(k)) and welfare benefits and group employee benefits such as sick leave, vacation, group disability and health, dental, life, and accident insurance, supplemental employee retirement plan, stock option plan and similar indirect compensation which Employer may from time to time extend to similarly situated employees.

                          e.      For as long as Employee is employed by
Employer, Employer shall reimburse Employee or otherwise provide for or pay all reasonable expenses incurred by Employee in furtherance of, or in connection with the business of, Employer, subject to such standard documentation as may be established by Employer.

                 4.       Covenants of Employee.

                          a.      To the extent and subject to the limitations
provided in the following subsections of this Section 4 (whichever may be applicable), upon termination of Employee's employment, Employee will not directly or indirectly, either as a principal, agent, employee, employer, stockholder, co-partner or in any other individual or representative capacity whatsoever: (i) engage in a Competitive Business anywhere in the District of Columbia, the Commonwealth of Virginia or the State of Maryland, or any county contiguous to any such District, Commonwealth or State; or (ii) solicit, or assist any other person in so soliciting, any depositors or customers of Employer, BB&T or their Affiliates to make deposits in or to become customers of any other financial institution conducting a Competitive Business; or (iii) induce any employees to terminate their employment with Employer, BB&T or their Affiliates. As used in this Agreement, the term

"Competitive Business" means the banking and financial services business, which includes consumer savings, commercial banking and the insurance and trust businesses, or the savings and loan or mortgage banking business, or any other business in which Employer, BB&T or their Affiliates are engaged; the term "Affiliate" means a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person; and the term "Person" means any person, partnership, corporation, company, group or other entity.

                          b.      Following the termination of employment
hereunder of Employee for any reason, whether voluntary or involuntary, Employee shall be subject to the provisions of Section 4(a) until the later of:
(i) the date in Section 2; (ii) the date which follows Employee's termination of employment by eighteen months; or (iii) the date Employee ceases to receive Termination Compensation as provided in Section 6(c) or payments as provided in
Section 6(e).

                          c.      During the Term of Employee's employment
hereunder and thereafter, and except as required by any court, supervisory authority or administrative agency or as may be otherwise required by applicable law, Employee shall not, without the written consent of the Board of Directors of Employer or a person authorized thereby, disclose to any person, other than an employee of Employer, BB&T or an Affiliate thereof or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Employee of his duties as an employee of Employer, any confidential information obtained by him while in the employ of Employer, unless such information has become a matter of public knowledge at the time of such disclosure.

                          d.      The covenants contained in this Section 4
shall be construed and interpreted in any judicial proceeding to permit their enforcement to the maximum extent permitted by law. Employee acknowledges that BB&T was induced to consummate the merger of Franklin into BB&T Financial Corporation of Virginia partially in reliance on such covenants, which merger materially benefitted Employee, and Employee agrees that the restraints imposed herein are necessary for the reasonable and proper protection of Employer, BB&T and their Affiliates and that each and every one of the restraints is reasonable in respect to activities restricted, length of time and geographic area. Employee further acknowledges that damages at law would not be a measurable or adequate remedy for breach of the covenants contained in this
Section 4 and, accordingly, Employee agrees to submit to the equitable jurisdiction of any court of competent jurisdiction in connection with any action to enjoin Employee from violating any such covenants.

                 5. Disability. If, by reason of physical or mental disability during the Term, Employee is unable to carry out the essential functions of his employment hereunder for six consecutive months, his services hereunder may be terminated by action of the Board of Directors of Employer determining so to do upon one month's notice to be effective at any time after the period of six continuous months of disability and while such disability continues. If, prior to the effective time of such notice, Employee shall recover from such disability and return to the full-time active discharge of his duties, then such notice shall be of no further force and effect and Employee's employment shall continue as if the same had been uninterrupted. If Employee shall not so recover from his disability and return to his duties, then his services shall terminate at the effective time of such one month's notice with the same force and effect as if that date had been the end of the Term originally provided for hereunder. During the first six months of the period of Employee's disability, Employee shall continue to earn all compensation (including bonuses and incentive compensation) and enjoy all such benefits to which Employee would have been entitled as if he had not been disabled, such compensation to be paid at the time, in the amounts, and in the manner provided in Section 3(a), inclusive of any compensation received pursuant to any applicable disability insurance plan of Employer or BB&T. Thereafter, Employee shall receive compensation to which he is entitled under any applicable disability insurance plan maintained by the Employer or BB&T. In the event a dispute arises between Employee and Employer concerning Employee's physical or mental ability to continue or return to the performance of his duties as aforesaid, Employee shall submit to examination (at Employer's expense) by a competent physician mutually agreeable to the parties, and the physician's opinion as to Employee's capability to so perform will be final and binding.

                 6.       Termination.

                          a.      If Employee shall die during the Term, this
Agreement and the employment relationship hereunder will automatically terminate on the date of death, which date shall be the last day of the Term.

                          b.      Employer shall have the right to terminate
Employee's employment under this Agreement at any time for Just Cause, which termination shall be effective immediately. Termination for "Just Cause" shall include termination for Employee's personal dishonesty, gross incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, conviction of a felony or of a misdemeanor involving moral turpitude, unethical business practices in connection with Employer's or BB&T's business, misappropriation of Employer's or BB&T's assets or those of their Affiliates, or material breach of any other provision of this Agreement, provided that Employee has received written notice from Employer of such material breach and such breach remains uncured thirty days after the delivery of such notice. In the event Employee's employment under this Agreement is terminated for Just Cause, or if Employee shall voluntarily terminate employment hereunder (other than for Good Reason as described in Section 6(d) prior to the one-year anniversary of the date of this Agreement), Employee shall have no right to receive compensation or other benefits under this Agreement for any period after such termination.

                          c.      Employer may terminate Employee's employment
other than for "Just Cause", as described in Subparagraph (b) above, at any time upon written notice to Employee, which termination shall be effective immediately. In the event of a termination pursuant to this Subparagraph (c),
(i) Employee will receive (A) all compensation accrued but not yet paid through the date of termination and (B) the highest amount of the annual cash compensation (including cash bonuses and other cash-based benefits, including for these purposes amounts earned or payable whether or not deferred) received from Franklin or Employer during any of the three calendar years immediately preceding such termination ("Termination Compensation") in each year until the end of the Term (prorated for any partial year), so long as Employee complies with Section 4(a) of the Agreement, and (ii) Employer and BB&T shall use their best efforts to accelerate vesting of any unvested benefits of Employee under any employee stock-based or other benefit plan or arrangement to the extent permitted by the terms of such plan. The Termination Compensation shall be payable at the times salary payments would have been made in accordance with Section 3(a). In addition, Employee shall continue to participate in the same group hospitalization plan, health care plan, dental care plan, life or other insurance or death benefit plan, and any other present or future similar group employee benefit plan or program for which similarly situated officers of Employer generally are eligible, on the same terms as were in effect prior to Employee's termination, either under Employer's plans or comparable coverage, for all periods Employee receives Termination Compensation. Notwithstanding anything in this Agreement to the contrary, if Employee breaches Section 4(a) of this Agreement during the period that he is receiving Termination Compensation, Employee will not be entitled to receive any further Termination Compensation pursuant to this Section 6(c).

                          d.      In the event of a Change of Control of
Employer or BB&T at any time after the date hereof, Employee may voluntarily terminate employment with Employer or BB&T up until twelve months after the Change of Control for "Good Reason" and, subject to Section 6(g), (x) be entitled to receive in a lump sum (i) any compensation due but not yet paid through the date of termination and (ii) in lieu of any further salary payments from the date of termination to the end of the Term, an amount equal to the Termination Compensation times 2.99, and (y) shall continue to participate in the same group hospitalization plan, health care plan, dental care plan, life or other insurance or death benefit plan, and any other present or future similar group employee benefit plan or program for which similarly situated officers of Employer generally are eligible, or comparable plans or coverage, for a period of three years following termination of employment by Employee, on the same terms as were in effect either (A) at the date of such termination, or
(B) if such plans and programs in effect prior to the Change of Control of Employer or BB&T were, considered together as a whole, materially more generous to the similarly situated officers of Employer, then at the date immediately preceding the Change of Control. Any such benefits shall be paid by Employer to the same extent as they were so paid prior to the termination or the Change of Control of Employer or BB&T, as appropriate.

                 "Good Reason" shall mean the occurrence of any of the following events without Employee's express written consent:

                          (a)     the assignment to Employee of duties
                 inconsistent with the position and status of the offices and positions of Employer held immediately prior to the Change of Control;

                          (b) a reduction by Employer in Employee's pay grade or base salary as then in effect, or the exclusion of Employee from participation in Employer's benefit plans in which he previously participated as in effect at the date hereof or as the same may be increased from time to time during the Term, or Employer's failure to increase (within twelve months of Employee's last increase in base salary) Employee's base salary in an amount which at least equals, on a percentage basis, the average percentage increase in base salary for all employees entitled to participate in Employer's incentive plans for which Employee was eligible in the preceding twelve months; or

                          (c) an involuntary relocation of Employee more than 100 miles from the location where Employee worked immediately prior to the Change in Control or the breach by Employer of any material provision of this Agreement; or

                          (d) any purported termination of the employment of Employee by Employer which is not effected in accordance with this Agreement.

                 A "Change of Control" shall be deemed to have occurred if (i) any person or group of persons (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934) together with its affiliates, excluding employee benefit plans of Employer or BB&T, is or becomes, directly or indirectly, the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of securities of Employer or BB&T representing 20% or more of the combined voting power of Employer's or BB&T's then outstanding securities; or (ii) as a result of a tender offer or exchange offer for the purchase of securities of Employer or BB&T (other than such an offer by BB&T for its own securities), or as a result of a proxy contest, merger, consolidation or sale of assets, or as a result of any combination of the foregoing, individuals who at the beginning of any two-year period constitute BB&T's Board of Directors, plus new directors whose election or nomination for election by BB&T's shareholders is approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of such two-year period, cease for any reason during such two-year period to constitute at least two-thirds of the members of such Board of Directors; or (iii) the shareholders of BB&T approve a merger or consolidation of BB&T with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of BB&T outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 60% of the combined voting power of the voting securities of BB&T or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the shareholders of BB&T approve a plan of complete liquidation or winding-up of BB&T or an agreement for the sale or disposition by BB&T of all or substantially all of BB&T's assets; or (v) any event which BB&T's Board of Directors determines should constitute a Change of Control.

                          e.      In the event Employee elects to resign from
employment under this Agreement subsequent to the one-year anniversary of the date hereof, and such resignation is for reasons other than "Good Reason," death or disability, Employee shall be entitled to receive an annual amount for the remainder of the Term as in effect at the time of such resignation equal to seventy percent of his annual Base Salary as in effect at the time of such resignation, payable in monthly installments.

                          f.      In receiving any payments of benefits
pursuant to this Section 6, Employee shall not be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Employee hereunder, and such amounts shall not be reduced or terminated whether or not Employee obtains other employment.

                          g.      Notwithstanding anything in this Agreement to
the contrary, if any of the payments provided for under this Agreement (the "Agreement Payments"), together with any other payments that Employee has the right to receive (such other payments together with the Agreement Payments are referred to as the "Total Payments"), would constitute a "parachute payment" as defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code") (a "Parachute Payment"), the Agreement Payments shall be reduced by the smallest amount necessary so that no portion of such Total Payments would be Parachute Payments. In the event Employer shall make an Agreement Payment to Employee that would constitute a Parachute Payment, Employee shall return such payment to Employer (together with interest at the rate set forth in Section 1274(b)(2)(B) of the Code). For purposes of determining whether and the extent to which the Total Payments constitute Parachute Payments, no portion of the Total Payments the receipt of which Employee has effectively waived in writing shall be taken into account.

                 7.       Other Employment.

                 Employee shall devote all of his business time, attention, knowledge and skills solely to the business and interest of Employer, BB&T and their Affiliates, and Employer, BB&T and their Affiliates shall be entitled to all of the benefits, profits and other emoluments arising from or incident to all work, services and advice of Employee, and Employee shall not, during the Term hereof, become interested directly or indirectly, in any manner, as partner, officer, director, stockholder, advisor, employee or in any other capacity in any other business similar to Employer's or BB&T's business; provided, however, that nothing herein contained (including without limitation the provisions of Section 4(a)) shall be deemed to prevent or limit the right of Employee to invest in a business similar to Employer's or BB&T's business if such investment is limited to less than one percent of the capital stock or other securities of any corporation or similar organization whose stock or securities are publicly owned or are regularly traded on any public exchange.

                 8.       Miscellaneous.

                          a.      This Agreement shall be governed by and
construed in accordance with the laws of the Commonwealth of Virginia without regard to any otherwise applicable principles of conflicts of law principles thereof.

                          b.      This Agreement constitutes the entire
Agreement between Employee and Employer with respect to the subject matter hereof, and supersedes in their entirety any and all prior oral or written agreements, understandings or arrangements between Employee and Franklin or Employer or any of their respective Affiliates relating to the terms of Employee's employment by Employer or Franklin, and all such agreements, understandings and arrangements are hereby terminated and are of no force and effect. Employee hereby expressly disclaims any rights under any such agreements, understandings and arrangements. This Agreement may not be amended or terminated except by an agreement in writing signed by both parties.

                          c.      This Agreement may be executed in two or more
counterparts, all of which, taken together, shall constitute one and the same instrument.

                          d.      Any notice or other communication required or
permitted under this Agreement shall be effective only if it is in writing and delivered in person or by nationally recognized overnight courier service or deposited in the mails, postage prepaid, return receipt requested, addressed as follows:

                          To Employer or BB&T:

                          BB&T Corporation
                          200 West Second Street
                          Winston-Salem, NC 27101
                          Attention:       Chief Operating Officer


                          To Employee:


                          ----------------
                          [Address]


Notices given in person or by overnight courier service shall be deemed given when delivered in person or to the courier addressed as required by this
Section 8(d), and notices given by mail shall be deemed given three days after deposit in the mails. Any party hereto may designate by written notice to the other party in accordance herewith any other address to which notices addressed to him shall be sent.

                          e.      The provisions of this Agreement shall be
deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. It is understood and agreed that no failure or delay by Employer, BB&T or Employee in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

                          f.      This Agreement may not be assigned by
Employee without the written consent of Employer. This Agreement shall be binding on any successors or assigns of either party hereto.

                          g.      For purposes of this Agreement, employment of
Employee by any Affiliate of BB&T shall be deemed to be employment by Employer hereunder, and a transfer of employment of Employee from one such Affiliate to another shall not be deemed to be a termination of employment of Employee by Employer or a cessation of the Term, it being the intention of the parties hereto that employment of Employee by any Affiliate of BB&T shall be treated as employment of Employer and that the provisions of this Agreement shall continue to be fully applicable following any such transfer; provided, however, Employee shall not be deemed to waive any right hereunder because of Employee's participation is any such transfer. By executing this Agreement, BB&T shall guarantee to Employee the performance hereunder of Employer.

                          h.      If any claim shall arise under this Agreement
which has not been resolved by the parties within thirty days following notice by the claiming party or parties ("Claimant") to the other party or parties ("Recipient"), either the Claimant or the Recipient may submit the claim for resolution by binding arbitration in accordance with the Federal Arbitration Act (or, if not applicable, applicable state law). Arbitration shall be by one arbitrator or a panel of three arbitrators experienced in the matters at issue and selected in accordance with the Rules for Non-Administered Arbitration of Business Disputes (the "Rules") of the Center for Public Resources, New York, New York. If the Claimant and Recipient cannot agree on the number of arbitrators, a panel of three arbitrators shall be used. Arbitration will be held in Richmond, Virginia, and shall be conducted in accordance with the Rules. The decision of the arbitrator(s) shall be final and binding upon the parties. The determination of which party (or combination thereof) shall bear the costs and expenses incurred in connection with any such arbitration proceedings shall be determined by the arbitrator(s). Any decision of the arbitrator(s) and satisfaction thereof may be enforced by the party entitled thereto in any court having jurisdiction over the subject matter or the parties. All unresolved claims arising under this Agreement shall be exclusively resolved pursuant to the terms of this subparagraph h.


                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                             BB&T CORPORATION


                             By:
                                 --------------------------------
                                 Name:
                                      ---------------------------
                                 Title:
                                       --------------------------

                             BRANCH BANKING & TRUST
                             COMPANY OF VIRGINIA


                             By:
                                 --------------------------------
                                 Name:
                                      ---------------------------
                                 Title:
                                       --------------------------

                             EMPLOYEE:


                             ------------------------------------

                             ------------------------------------